Exhibit 2.1

                      The Centennial Group, Inc.
          "Second Amended Plan of Reorganization as Modified"


















































JEFFREY W. BROKER - State Bar #53226
SEAN A. O'KEEFE - State Bar #122417
LOBEL, WINTHROP & BROKER
19800 MacArthur Blvd., Suite #1100
Irvine, CA  92715
Mailing Address:
P.O. Box 19588
Irvine, CA  92713

Telephone:  (714) 476-7400
Facsimile:  (714) 476-7444

Attorneys for Debtor and
Debtor-in-Possession


                    UNITED STATES BANKRUPTCY COURT

                    CENTRAL DISTRICT OF CALIFORNIA


In re                                 )     Case No. SA 91-41813 JW
                                      )
THE CENTENNIAL GROUP, INC.,           )     Chapter 11 Proceeding
a Delaware corporation,               )
                                      )     ORDER CONFIRMING DEBTOR'S
      Debtor and                      )     SECOND AMENDED PLAN OF
      Debtor-in-Possession            )     REORGANIZATION AS
                                      )     MODIFIED
                                      )
                                      )
                                      )     DATE:  September 13,
                                      )            1993
                                      )     TIME:  11:00 a.m.
                                      )     PLACE: Courtroom 604
                                      )
                                      )     CONFIRMATION HEARING:
                                      )
                                      )     DATE:  February 23, 1994
                                      )     TIME:  11:00 A.M.
                                      )     CTRM:  604


           The matter of the hearing on confirmation of the Debtor's Second Amended Plan of Reorganization as Modified (the "Plan") filed by The Centennial Group, Inc., a Delaware corporation, Debtor and Debtor-in-Possession herein (the "Debtor") was held on February 23, 1994 at the hour of 11:00 a.m. before the undersigned
Bankruptcy Judge. Jeffrey W. Broker and Sean O'Keefe of Lobel, Winthrop & Broker appeared on behalf of the Debtor. Joel S. Miliband of Rus, Miliband, Williams & Smith appeared on behalf of the Committee of Creditors Holding Unsecured Claims. Alan H.
Martin of Sheppard, Mullin, Richter & Hampton appeared on behalf of Bank of America and BA Mortgage. Steven Skacevic of Frandzel & Share appeared on behalf of Sacramento Savings. Other appearances are as noted in the record.

           The Court having determined, after hearing on notice, after reviewing the pleadings and declarations filed in support of confirmation of the Plan, and all objections to confirmation of the Plan having been withdrawn, and good cause appearing that:

           1. The Plan, the Debtor's Second Amended Disclosure Statement for Debtor's Chapter 11 Plan of Reorganization, and ballots in a form perviously approved by this Court were duly transmitted to all creditors and parties-in-interest, in accordance with Section 1125 of the Bankruptcy Code;

           2. The Plan complies with the requirements of Section 1123 of the Bankruptcy Code;

           3. The Plan has been timely accepted in writing by each class of creditors whose acceptance is required by law, except that creditors in Classes 1, 5, 9, 12 and 13 failed to vote on the Plan;


           4. The Plan complies with the applicable provisions of Title 11 as required by Section 1129(a)(1) of the Bankruptcy Code;

           5. The Debtor, as proponent of the Plan, has complied with the applicable provisions of Title 11 as required by Section
1129(a)(2) of the Bankruptcy Code;

           6. The Plan has been proposed in good faith and not by any means forbidden by law as required by Section 1129(a)(3) of the Bankruptcy Code;

           7. Any payments made or promised by the Debtor for services or costs and expenses incurred in, or in connection with, the Plan and incident to the case, have been fully disclosed to the Court and are reasonable, or, if to be fixed after confirmation of the Plan, will be subject to the approval of the Court as required by Section 1129(a)(4) of the Bankruptcy Code;

           8. The Debtor has disclosed the identities and the proposed compensation that will be paid to all parties contemplated under Section 1129(a)(5) of the Bankruptcy Code;

           9. Each holder of an impaired claim or interest has accepted the Plan, or, will receive or retain under the Plan property of a value, as of the Effective Date of the Plan, that is not less than the amount that such holder would so receive or retain if the Debtor were liquidated under Chapter 7 of the Bankruptcy Code on such date as required by Section 1129(a)(7) of the Bankruptcy Code;

           10. With respect to each class of claims, each class has accepted the plan, with the exception of Classes 1, 5, 9, 12 and 13, which classes failed to vote. Notwithstanding such failure to vote, the Debtor's plan satisfies the requirements for confirmation set forth by Section 1129(b) of the Bankruptcy Code in that the holders of the secured claims which did not vote (Classes 1, 5, 9, 12 and 13) retained their liens and said parties are to receive under the Plan deferred cash payments totalling at least the allowed amount of their claims on the Effective Date of the Plan.
The Debtor has thereby satisfied the requirements of Section 1129(a)(8) of the Bankruptcy Code;

           11.   The Plan fully complies of the requirements in
Section 1129(a)(9) of the Bankrupcy Code in that all allowed administrative and priority claims will be paid by the Effective
Date of the Plan;

           12. At least one class of claims that is impaired under the Plan has accepted the Plan, determined without including any acceptance by any insider, in that fifteen out of the twenty-one impaired classes under the Plan have accepted the Plan with six classes having failed to vote, thereby satisfying the requirements of Section 1129(a)(10) of the Bankruptcy Code;

           13. The Plan is feasible, and the Debtor has demonstrated by competent evidence that confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtor or any successor to the Debtor under the Plan, thereby satisfying the requirements of
Section 1129(a)(11) of the Bankruptcy Code;

           14. All fees payable under 28 U.S.C. Section 1930 have been paid for the Plan provides for the payment of all such fees on or before the Effective Date of the Plan, as required by Section
1129(a)(12) of the Bankruptcy Code;

           15. The Debtor and the Plan have otherwise complied with the requirements of all subsections of Section 1129(a) of the Bankruptcy Code (subsections 1129(a)(6) and (13) being inapplicable);
           Good cause appearing therefor, it is hereby

           ORDERED that the Plan, a true and correct copy of which is attached hereto as Exhibit "1," is hereby CONFIRMED and all terms thereof are incorporated herein and may be part of this order and shall be deemed enforceable as an order of this Court; and it is further

           ORDERED that, until this case is closed, the Court shall retain jurisdiction over this case to ensure that the purposes and intent of the Plan are carried out until the Plan has been fully consummated, pursuant to and for the purposes set forth in the Bankruptcy Code, and specifically for the purposes of:

           a. Classification of the Claim of any Creditor in the reexamination of Claims which have been allowed for the purposes of voting for the determination of such objections as may be filed to Creditors' Claims. The failure by the Debor to object to or examine any claim for the purpose of voting shall not be deemed to be a waiver of Debtor's right to object to or reexamine the Claim in whole or in part;

           b.    The allowance of compensation or other
administrative expenses;

           c. To hear and determine Claims concerning state, local and federal taxes pursuant to Sections 346, 505, 525, and 1146 of the Bankruptcy Code;

           d. To hear and determine any action or proceeding brought by Debtor under Sections 510, 542, 543, 544, 545, 547, 548, 549, 550, 551, and 553 of the Bankruptcy Code, whether such action or proceeding is brought before or after the Effective Date;

           e. To hear and determine all actions and proceedings which relate to pre-confirmation matters brought by the Debtor whether such action or proceeding is brought before or after the Effective Date;

           f. The determination of any issues relating to the assumption or rejection of executory contracts and unexpired leases including the assumption or rejection of executory contracts or unexpired leases not expressly dealt with herein;

           g. The correction of any defects, the curing of any omission, or the reconciliation of any inconsistency of this Plan or in the Order of Confirmation as may be necessary to carry out the purposes and intent of this Plan;

           h. The modification of this Plan after confirmation pursuant to the Bankruptcy Rules and Title 11 of the United States Code;

           i. The enforcement and interpretation of the terms of this Plan;

           j. The entry of any order, including injunctions, necessary to enforce title, rights and powers of the Debtor; and to impose such limitations, restrictions, terms and conditions of such title, rights and powers as this Court may deem necessary including, without limitation, any right of the Debtor to recover assets pursuant to the provisions of the Bankruptcy Code;

           k. The determination of the validity, extent and priority of all liens and security interests against property of the Debtor's Chapter 11 estate;

           l. To hear and determine such matters and make such orders as are consistent with the Plan as may be necessary or desirable to carry out the provisions thereof;

           m. Any disputes arising under or relating to any order entered by the Court in this proceeding;

           n. To hear and determine such matters and make such orders as may be necessary to implement the Mortgage Note offering previously approved by this Court;

           o. The entry of an order concluding and terminating this Chapter 11 case; and it is further

           ORDERED that the Debtor shall comply fully with Local Bankruptcy Rule 142(3), and in connection therewith file with the Court a status report with 120 days of the entry of this Order, and every six months thereafter, describing Debtor's progress towards plan consummation; and it is further

           ORDERDED that when the Plan is fully consummated; the Debtor shall file any application for Final Decree closing this bankruptcy case.

DATED:  March 2, 1994              ______________________________
                                   JOHN J. WILSON
                                   UNITED STATES BANKRUPTCY JUDGE


Presented by:

LOBEL, WINTHROP & BROKER

By: __________________________
    Jeffrey W. Broker
Attorneys for Debtor and
Debtor-in-Possession






















                               Exhibit 1






















































JEFFREY W. BROKER - State Bar #53226
SEAN A. O'KEEFE - State Bar #122417
LOBEL, WINTHROP & BROKER
19800 MacArthur Blvd., Suite #1100
Irvine, CA  92715
Mailing Address:
P.O. Box 19588
Irvine, CA  92713

Telephone:  (714) 476-7400
Facsimile:  (714) 476-7444

Attorneys for Debtor and
Debtor-in-Possession


UNITED STATES BANKRUPTCY COURT

CENTRAL DISTRICT OF CALIFORNIA


In re                                 )     Case No. SA 91-41813 JW
                                      )
THE CENTENNIAL GROUP, INC.,           )     Chapter 11 Proceeding
a Delaware corporation,               )
                                      )     DEBTOR'S SECOND
      Debtor and                      )     AMENDED CHAPTER 11 PLAN OF
      Debtor-in-Possession            )     REORGANIZATION AS
                                      )     MODIFIED
                                      )
                                      )
                                      )     DISCLOSURE STATEMENT
                                      )     HEARING:
                                      )
                                      )     DATE:  September 13,
                                      )            1993
                                      )     TIME:  11:00 a.m.
                                      )     PLACE: Courtroom 604
                                      )
                                      )     CONFIRMATION HEARING:
                                      )
                                      )     DATE:  February 23, 1994
                                      )     TIME:  11:00 A.M.
                                      )     PLACE: Courtroom 604
                                      )       34 Civic Center Plaza
                                      )       Santa Ana, California

TO THE HONORABLE JOHN WILSON, UNITED STATES BANKRUPTCY JUDGE:
      The Centennial Group, Inc., a Delaware corporation, the Debtor and Debtor-in-Possession herein, proposes the following Second Amended Chapter 11 Plan of Reorganization as Modified:
      NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, ALL STATEMENTS IN THIS PLAN AND THE ACCOMPANYING DISCLOSURE STATEMENT CONCERNING THE HISTORY OF THE DEBTOR'S BUSINESS, THE PAST OR
PRESENT FINANCIAL CONDITION OF THE DEBTOR, TRANSACTIONS TO WHICH
THE DEBTOR WAS OR IS A PARTY, OR THE EFFECT OF CONFIRMATION OF THE PLAN ON SECURED CREDITORS, UNSECURED CREDITORS OR EQUITY SECURITY HOLDERS ARE ATTRIBUTABLE EXCLUSIVELY TO THE DEBTOR AND NOT TO COUNSEL TO THE DEBTOR.

                               ARTICLE I
                              Definitions

      The definitions contained in the Bankruptcy Code are incorporated herein. Whether or not inconsistent with definitions contained in the Bankruptcy Code, the following terms used in this Plan of Reorganization shall have the following meanings:
      1.01.      Alder Creek:  Refers to approximately sixty-seven
(67) acres of partially developed real property owned by the Debtor located in the City of Folsom, County of Sacramento, California, at Highway 50 and Folsom Boulevard between the Folsom freeway offramp and Hazel Avenue. A more detailed description of this property appears in Section VIII in the Disclosure Statement.
      1.02. Alder Creek Purchase and Sale Agreement: Refers to that certain Agreement dated January 23, 1991, and all amendments thereto, between the Debtor and Peterson/Perry for the sale of approximately 17 acres of the original 75 acres of Alder Creek owned by the Debtor.
      1.03. Allowed Administrative Claim: An Allowed Claim relating to the administration of the Case pursuant to Section
503(b) of the Code, including, without limitation, any fees of professionals employed in this Case which have been approved by the United States Bankruptcy Court, and any quarterly fees owing to the Office of the United States Trustee.
      1.04. Allowed Claim: A claim that is either (a) scheduled in the list of creditors prepared or filed with the Court by the Debtor and not listed as disputed, contingent or unliquidated as to amount, or (b) with respect to which a proof of claim has been filed with the Court and as to which no objection to the allowance thereof has been filed within the applicable period of limitations fixed by the Court, or as to which any such objection has been determined by an order or judgment which has become final. Notwithstanding the foregoing, no claim shall be deemed an Allowed Claim if such Claim includes attorneys' fees, default interest, late penalties or similar charges or costs of any kind, accrued or incurred post-petition, unless the same have been approved by the Court in accordance with the procedure set forth in Article IX,
Section 9.01, of the Plan.
      1.05. Allowed Amount: The amount of any claim against the Debtor determined in accordance with 11 U.S.C. Section 502 and
506(a) and any other applicable section of the Bankruptcy Code, and recognized by the Debtor as valid or allowed by final order of the Court, except to the extent described or defined otherwise herein.
      1.06. Allowed Priority Claim: An Allowed Claim entitled to priority pursuant to Sections 507(a)(3), (4) or (6), of the
Code.
      1.07. Allowed Secured Claim: An allowed claim secured by a lien, security interest or other charge against property in which this estate has an interest, or which is subject to setoff under
Section 553 of the Bankruptcy Code, to the extent of the value, determined in accordance with Section 506(a) of the Bankruptcy
Code, of the interest of the holder of such secured claim in the estate's interest in such property, or to the extent of the amount subject to any setoff, as the case may be. Unpaid principal and all accrued interest shall be computed as of the Confirmation Date and shall thereafter bear interest as provided for in the Plan. Notwithstanding the foregoing, no claim shall be deemed an Allowed Secured Claim if such Claim includes attorneys' fees, default interest, late penalties or similar charges or costs of any kind, accrued or incurred post-petition, unless the same have been approved by the Court in accordance with the procedure set forth in
Article IX, Section 9.01, of the Plan.
      1.08. Anita Drive: Refers to a leasehold interest in a parcel of real property located in the City of Orange, County of Orange, California, wherein the Debtor is the lessee and which has been improved by a three story office building that currently serves as the Debtor's corporate headquarters. A more detailed description of this property appears in Section VIII in the Disclosure Statement.
      1.09. Approval Date: The date on which an order approving the Debtor's Disclosure Statement, or an amended version thereof, is entered by the Clerk on the Court's docket.
      1.10. BA Mortgage: BA Mortgage and International Realty Corporation, as successor in interest to Security Pacific National Bank of Arizona, the holder of a Class 29 Claim.
      1.11. Bank of America: Bank of America, NT&SA, the holder of a Claim secured by a first priority deed of trust encumbering the Cordova Retail Center. This Claim has been classified as the Class 6 Claim. Bank of America also holds the Class 8 Claim as a result of its merger with Security Pacific Bank. Therefore, Bank of America is also the holder of a Claim secured by a first
priority deed of trust encumbering the Debtor's leasehold interest in Moovalya Plaza.
      1.12. Bankruptcy Code or Code: Title 11 of the United States Code, as amended. All citations in this Plan to section numbers are to the Code unless otherwise expressly indicated.
      1.13. Bankruptcy Court or Court: The United States Bankruptcy Court for the Central District of California or such successor court or tribunal as may hereafter be confirmed or created by lawful authority with power to confirm reorganization plans under Chapter 11, Title 11, United States Code and all other applicable statutes, rules and regulations.
      1.14. Bankruptcy Rules or Rules: The Federal Rules of Bankruptcy Procedure, as amended, and the local Bankruptcy Rules, as adopted, by the Court for use in the United States Bankruptcy Court for the Central District of California.
      1.15. Bar Date: The last date for filing claims which was 90 days after service of the notice thereof on Creditors. The Bar Date expired as to all known Creditors no later than December 20, 1992.
      1.16.      Brewer:  Daryl D. and Alice Brewer, the holders of
a claim secured by a first priority deed of trust encumbering a portion of Alder Creek. This Claim has been classified as the
Class 9 Claim.
      1.17. Case: The within Chapter 11 proceeding, known as In re The Centennial Group, Inc., a Delaware corporation, and bearing Case No. SA 91-41813 JW, pending before the United States
Bankruptcy Court, Central District of California.
      1.18. CCDI: Centennial Community Developers, Inc., a California corporation, which is a wholly-owned subsidiary of the Debtor. This entity's unsecured claim against the Debtor consists of two unsecured notes dated July 1, 1990 and March 12, 1991 in the principal amounts of $3,220,469.32 and $224,750.00, respectively, and have been classified as a Class 30 Claim.
      1.19. CCI: Centennial Capital, Inc., a California corporation, which is a wholly-owned subsidiary of the Debtor.
This entity's unsecured claim against the Debtor consists of 18 unsecured promissory notes dated between September 25, 1987 and
March 12, 1991 which represent loans and advances to the Debtor for working capital purposes. These claims have been classified as a Class 30 Claim.
      1.20. Centerpointe: Refers to approximately 166 acres of undeveloped real property located in the City of Moreno Valley, County of Riverside, California. A more detailed description of this property appears in Section VIII in the Disclosure Statement.
      1.21. Claim: Right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or, a right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right is an equitable remedy or is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.
      1.22.      Claimants or Creditors:  Persons or entities holding
Allowed Claims.
      1.23. Class: A category of holders of Claims or interests which are substantially similar to other Claims or interests in such Class.
      1.24.      Class 1 Claimant:   County of Sacramento, CA
      1.25.      Class 2 Claimant:   County of La Paz, AZ
      1.26.      Class 3 Claimant:   City of Sacramento, CA
      1.27.      Class 4 Claimant:   Laguna Community District.
      1.28.      Class 5 Claimant:   Nimbus Water District.
      1.29.      Class 6 Claimant:   Bank of America.
      1.30.      Class 7 Claimant:   First Fidelity.
      1.31.      Class 8 Claimant:   Bank of America
      1.32.      Class 9 Claimant:   Brewer.
      1.33.      Class 10 Claimant:  Custis.
      1.34.      Class 11 Claimant:  Lane.
      1.35.      Class 12 Claimant:  Mencarini.
      1.36.      Class 13 Claimant:  Morgan.
      1.37.      Class 14 Claimant:  Mott.
      1.38.      Class 15 Claimant:  Smith.
      1.39.      Class 16 Claimant:  Wilcox.
      1.40.      Class 17 Claimant:  NIRT.
      1.41.      Class 18 Claimant:  Peterson/Perry.
      1.42.      Class 19 Claimant:  Foothill.
      1.43.      Class 20 Claimant:  Sacramento Savings.
      1.44.      Class 21 Claimant:  Laguna Business Park.
      1.45.      Class 22 Claimant:  FDIC.
      1.46.      Class 23 Claimant:  Valley Land.
      1.47.      Class 24 Claimant:  Valley Land.
      1.48.      Class 25 Claimant:  Sacramento Savings.
      1.49.      Class 26 Claimant:  RTC.
      1.50.      Class 27 Claimant:  RTC.
      1.51. Class 28 Claimant(s): The holder(s) of Allowed Unsecured Claims less than, equal to, or voluntarily reduced by the holder thereof to $25,000.00.
      1.52. Class 29 Claimant(s): The holder(s) of Allowed Unsecured Claims other than Claims included in Class 28.
      1.53.      Class 30 Claimants:  CCDI, CCI and CMIF.
      1.54. Class 31 Claimants: The members of the class represented by the Daniels Plaintiffs in the Daniels Litigation and all other claims related thereto.
      1.55. Class 32 Claimants: The Stockholders (Equity Security Holders) of the Debtor.
      1.56. CMIF: CMIF, Inc., a California corporation, which is a wholly owned subsidiary of CCI. This entity's unsecured claim against the Debtor consists of two unsecured promissory notes dated August 31, 1987 and July 10, 1990 and have been classified as a
Class 30 Claim.
      1.57. Confirmation: The entry by the Bankruptcy Court of an order confirming this Plan.
      1.58. Confirmation Date: The date upon which the Confirmation Order is entered by the Clerk on the Court docket.
      1.59. Confirmation Order: The order entered by the Court confirming the Plan.
      1.60. Cordova Retail Center: Refers to approximately 1.1 acres of real property owned by the Debtor which have been improved by a single story multi-tenant retail building, located at 11088 Olson Drive just outside the City of Sacramento in Rancho Cordova, County of Sacramento, California. A more detailed description of this property appears in Section VIII in the Disclosure Statement.
      1.61. Cordova Station: Refers to approximately 13 acres of undeveloped real property owned by the Debtor located on Highway 50 at Zinfadel Drive and Progress Court just outside the City of Sacramento in Rancho Cordova, County of Sacramento, California. A more detailed description of this property appears in Section VIII in the Disclosure Statement.
      1.62. Court: The United States Bankruptcy Court for the Central District of California or such successor court or tribunal as may hereafter be confirmed or created by lawful authority with power to confirm reorganization under Chapter 11, Title 11, United States Code, and all applicable statutes, rules and regulations pertaining thereto.
      1.63. Creditor: A person or entity holding an Allowed Claim or Claims against the Debtor.
      1.64. Credits: Any amounts received on account of the claim from any source after the Petition Date which are not turned over to the Debtor.
      1.65. Custis: Alvin E. and Betty L. Custis, the holders of a Claim secured by a first priority deed of trust encumbering a portion of Alder Creek. This Claim has been classified as the
Class 10 Claim.
      1.66. Daniels Litigation: That certain class action which was dismissed by the United States District Court, Central District of California, entitled "Shirley Daniels, et al. vs. The Centennial Group, Inc., et al.," Civil No. 90-2372DT(BX), and that certain action pending before the Superior Court, County of Orange, State of California, entitled "Shirley Daniels, et al. vs. The Centennial Group, Inc., et al.," Case No. 526708.
      1.67. Daniels Plaintiffs: The class plaintiffs in the Daniels Litigation. These parties have been classified as the holders of the Class 31 Claim.
      1.68. Debtor: The Centennial Group, Inc., a Delaware corporation, Debtor and Debtor-in-Possession in this Chapter 11
Case.
      1.69. Department of the Interior and the Colorado River Indian Tribes: The ground lessors on Moovalya Plaza.
      1.70. Development Projects: Truxel 75, Gateway Five West, Northpointe, and Laguna.
      1.71. Disclosure Statement: The Disclosure Statement prepared by the Debtor as required by Section 1125 of the Code and approved by an order of the Court.
      1.72. Effective Date: The Effective Date of this Plan shall be the 90th day following the Confirmation Date.
      1.73. Equity Security: Common stock in the Debtor or options for the purchase of same.
      1.74. Equity Security Holder: A Stockholder owning common stock of the Debtor. These parties have been classified as the holders of Class 32 Claims.
      1.75. Estate: The estate created under Section 541 of the Bankruptcy Code in this Case.
      1.76. FDIC: Federal Deposit Insurance Corporation, the successor to the interest of the Federal Savings & Loan Insurance Company, the holder of a Claim secured by a first deed of trust encumbering Northpointe. This Claim has been classified as the
Class 22 Claim.
      1.77. First Fidelity: First Fidelity Thrift & Loan Association, the holder of a Claim secured by a first priority deed of trust encumbering the Debtor's leasehold interest in Anita
Drive.  This Claim has been classified as the Class 7 Claim.
      1.78. Foothill: Foothill Capital Corporation, the holder of a Claim secured by: a first priority deed of trust encumbering Gateway Five West; a first priority deed of trust encumbering
Truxel 75.       This Claim has been classified as the Class 19
Claim.
      1.79. Freeway Partners: The successor-in-interest to the original ground lessor on Anita Drive.
      1.80. Gateway Five West: Refers to approximately 369 acres of undeveloped real property owned by the Debtor which is located within the City of Sacramento, County of Sacramento, California, approximately four miles outside of the downtown Sacramento area. A more detailed description of this property appears in Section VIII in the Disclosure Statement.
      1.81. Indenture: Refers to that certain Trust Indenture Agreement dated as of August 1, 1993, entered into by Norwest Bank Minnesota, National Association, as Indenture Trustee, and the Debtor.
      1.82. Indenture Trustee: Refers to Norwest Bank Minnesota, National Association, as Indenture Trustee under the Indenture.
      1.83. Laguna: Refers to approximately 211.9 acres of undeveloped real property owned by the Debtor located on the Northwest Corner of State Highway 99 and the Laguna Boulevard interchange within the City of Elk Grove, County of Sacramento, California, approximately eleven miles south of the downtown Sacramento area. A more detailed description of this property appears in Section VIII in the Disclosure Statement.
      1.84. Laguna Business Park: Laguna Business Park Ltd., the holder of a disputed Claim secured by a first priority deed of trust encumbering approximately 197.5 acres of Laguna. This Claim has been classified as the Class 21 Claim.
      1.85. Laguna Community District: Laguna Community Facilities District Special Tax Bonds, Series 1987, and its successors in interest. The Laguna Community District relates to portions of the Debtor's Laguna property in Sacramento County, California. Included within this Class are all derivative Claims via direct and overlapping bonded debt to the following entities:
Sacramento County; Sacramento Municipal Utility District;
Sacramento Regional County Sanitation District; Sacramento Yolo
Port District; City of Sacramento; Elk Grove Unified School
District (various issues); Elk Grove Unified School District Community Facilities District #1; and Laguna Community Facilities District. This Claim has been classified as the Class 4 Claim.
      1.86. Lane: George E. and Virginia L. Lane, the holders of a Claim secured by a first priority deed of trust encumbering a portion of Alder Creek. This Claim has been classified as the
Class 11 Claim.
      1.87. Mencarini: Shirley Mencarini, the holder of a Claim secured by a first priority deed of trust encumbering a portion of Alder Creek. This Claim has been classified as the Class 12 Claim.
      1.88. Moovalya Plaza: Refers to a leasehold estate owned by the Debtor in an approximately 9.55 acre parcel of real property located in Parker, Arizona, which has been improved by a 87,752 square foot multi-tenant shopping center. A more detailed description of this property appears in Section VIII in the Disclosure Statement.
      1.89. Morgan: Benjamin F. and Jeanne M. Morgan, the holders of a Claim secured by a first priority deed of trust encumbering a portion of Alder Creek. This Claim has been classified as the Class 13 Claim.
      1.90. Mortgage Note(s): Refers to the Certificates of Participation in Note Proceeds in Respect of 25% Interest Bearing Notes Maturing December 31, 1996 Secured by First Trust Deeds (Mortgages) proposed to be issued to Participating Stockholders and other accredited parties under the Indenture.
      1.91. Mott: Ann V. Mott, the holder of a Claim secured by an all-inclusive purchase money deed of trust encumbering a portion of Alder Creek. This Claim has been classified as the Class 14 Claim.
      1.92. Nimbus Water District: Nimbus Water Assessment District, the holder of "1915 Act Bonds" which are secured by a first priority lien encumbering Alder Creek. This Claim has been classified as the Class 5 Claim.
      1.93.      NIRT:  National Income Realty Trust, the holder of
a Claim secured by a deed of trust encumbering the entirety of
Alder Creek which stands in a first priority position as to certain portions of Alder Creek, and in a second and third position as to other portions of this Project. This Claim has been classified as the Class 17 Claim.
      1.94. Northpointe: Refers to approximately 934 acres of undeveloped real property owned by the Debtor located within the
City of Sacramento, County of Sacramento, California, approximately four miles outside of the downtown Sacramento area. A more detailed description of this property appears in Section VIII in the Disclosure Statement.
      1.95. Participating Stockholder: A Stockholder that purchases certificates in Mortgage Notes under the Indenture.
      1.96.      Person:  Any natural person, corporation,
partnership or legal entity.
      1.97. Peterson/Perry: Charles G. Peterson and William O. Perry, the holders of a contingent Claim secured by a second priority deed of trust encumbering a portion of Alder Creek. This Claim has been classified as the Class 18 claim.
      1.98. Petition Date: December 13, 1991, the date on which the Debtor filed its Chapter 11 Petition with the Court.
      1.99. Plan: This Second Amended Chapter 11 Plan of Reorganization, in its entirety and all addenda, exhibits, schedules, releases and other attachments thereto, as the same may be amended or supplemented from time to time and any amendment or modification thereof.
      1.100. Projects: The ten properties currently owned or leased by the Debtor which are listed alphabetically as follows:

           Alder Creek
           Anita Drive
           Centerpointe
           Cordova Retail Center
           Cordova Station
           Gateway Five West
           Laguna
           Moovalya Plaza
           Northpointe
           Truxel 75

      1.101. Prospectus: The written solicitation by the Debtor describing the Mortgage Notes pursuant to which Stockholders and otherss may voluntarily and discretionarily purchase same. A copy of the Prospectus is attached to the Disclosure Statement as Exhibit "G."
      1.102. Reorganized Debtor: The entity which shall assume all of the rights and obligations of the Debtor together with title to and control of the Debtor's assets and liabilities upon Confirmation, as such rights, obligations, assets and liabilities are modified in this Plan.
      1.103. RTC: The Resolution Trust Corporation, in its capacity as receiver for Lincoln Savings & Loan Association, F.A., the holder of a Claim secured by a first priority deed of trust encumbering Centerpointe. This Claim has been classified as the Class 26 claim. In addition, the Resolution Trust Corporation, in its capacity as receiver for Lincoln Savings & Loan Association, F.A., is also the holder of a separate Claim secured by a second priority deed of trust encumbering Centerpointe. This Claim has been classified as the Class 27 Claim.
      1.104. Sacramento Savings: Sacramento Savings Bank, the holder of a Claim secured by (i) a second priority lien encumbering Gateway Five West, Truxel 75, and (ii) a first priority lien on approximately sixteen acres of Laguna. This Claim has been classified as the Class 20 Claim. In addition, Sacramento Savings is also the holder of a separate Claim secured by a first priority lien encumbering Cordova Station. This Claim has been classified as the Class 25 Claim. Sacramento Savings also holds disputed Unsecured Claims.
      1.105. Stockholder: The holder of record as of July 15, 1993 of an Equity Security (common stock) of the Debtor. These parties have been classified as the holders of Class 32 Claims.
      1.106. Stockholders' Committee: The committee of Stockholders appointed by the Office of the United States Trustee.
      1.107. Smith: William A. and Alice G. Smith, the holders of a Claim secured by an all-inclusive purchase money deed of trust encumbering a portion of Alder Creek. This Claim has been classified as the Class 15 Claim.
      1.108. Truxel 75: Refers to approximately 75 acres of undeveloped real property owned by the Debtor located within the City of Sacramento, County of Sacramento, California, approximately four miles outside of the downtown Sacramento area. A more detailed description of this property appears in Section VIII in the Disclosure Statement.
      1.109.     Unclassified Claims:  The allowed amount of:
                 (i) all administrative expenses of the Debtor's Chapter 11 case, allowed pursuant to Section 503(b) of the Code, and
                 (ii) all Allowed, Unsecured Claims entitled to priority pursuant to Section 507(a)(1), (3), (4) and (6) of the Code for wages, salaries, vacation, severance, sick pay or commissions.
      1.110. Unsecured Claims: The Allowed Amounts of those Claims against the Debtor for which there are no assets of the Debtor serving as security, but not including any priority Claims. These Claims have been classified as the Class 28 and 29 Claims.
      1.111. Unsecured Creditors: Creditors holding Allowed, Unsecured Claims against the Debtor for which there are no assets of the Debtor serving as security, but not including priority Claims.
      1.112. Unsecured Creditors' Committee: The official committee of creditors holding unsecured claims appointed by the Office of the United States Trustee.
      1.113. Valley Land: Valley Land Company Investors I.L.P., the holder of Claims secured by second and third priority deeds of trust securing purchase money notes encumbering Northpointe. These Claims have been classified in Classes 23 and 24 respectively.
      1.114. Wilcox: Wallace R. and Dorothy M. Wilcox, the holders of a Claim secured by a first priority deed of trust encumbering a portion of Alder Creek. This Claim has been classified as the Class 16 Claim.

                              ARTICLE II
                      Administrative Expenses and
                          Unclassified Claims

      2.01. Unless the holder of a particular Claim agrees otherwise, all Allowed Administrative Claims and Allowed Priority Claims shall be paid in full, in cash, on the Effective Date.
      2.02. The holders of Allowed Claims described by Section 507(a)(7) of the Bankruptcy Code, i.e., unsecured priority tax claims, shall receive deferred cash payments equal to the value of their Allowed Claims as of the Effective Date payable as follows:
From and after the Effective Date these claims shall bear interest at the rate of seven percent (7%) per annum. The balance owed on said claims shall be paid in thirty-six (36) equal monthly installments of principal and interest, with the first payment being due on the fifteenth (15th) day of the first full month following the Effective Date, and the last payment being due on the fifteenth (15th) day of after the thirty-seventh (37th) full month after the Effective Date.

                              ARTICLE III
                Classification of Claims and Interests

      For purposes of satisfying Debtor's obligations under the Plan, claims and interests are classified as follows:
      3.01. Class 1: Class 1 is comprised of all real property tax claims held by the County of Sacramento, California, which are secured by statutory liens on one or more of the Projects within that County. Each legally distinct parcel of real property owned by the Debtor (having a distinct Assessor's Parcel Number) gives rise to a separate and distinct Claim in favor of the Class 1 Claimant. The aggregate balance of these tax claims as of June 30, 1993 was approximately $5,515,000.
      3.02. Class 2: Class 2 is comprised of all personal property tax claims held by the County of La Paz, Arizona, which are secured by statutory liens on personal property at Moovalya Plaza. The aggregate balance of these tax claims as of June 30, 1993 was approximately $487,000.
      3.03. Class 3: Class 3 is comprised of the Allowed Secured Claim held by the City of Sacramento. This Claim arises from the balance due under certain "1915 Act Bonds" which are secured by a first priority lien encumbering Truxel 75. The arrearage owed on these bonds as of June 30, 1993 was approximately $398,035.
      3.04. Class 4: Class 4 is comprised of the Allowed Secured Claim held by the Laguna Community District. This Claim arises from the balance due on certain Mello-Roos Bonds issued by the Class 4 Claimant in favor of the Debtor which are secured by a statutory lien on portions of Laguna. The arrearage owed on this Claim as of June 30, 1993 was approximately $1,812,000.
      3.05. Class 5: Class 5 is comprised of the Allowed Secured Claim held by the Nimbus Water District. This Claim arises from the balance due under certain "1915 Act Bonds" which are secured by a statutory lien encumbering Alder Creek. The arrearage owed on this Claim as of June 30, 1993 will be approximately
$18,000.
      3.06. Class 6: Class 6 is comprised of the Allowed Secured Claim held by Bank of America. This Claim arises from the balance due under that certain promissory note dated November 7, 1988, originally executed by the Debtor in favor of Bank of America. This Claim is secured by a first priority deed of trust encumbering the Cordova Retail Center. The balance owed on this Claim as of June 30, 1993 was approximately $875,000.
      3.07. Class 7: Class 7 is comprised of the Allowed Secured Claim held by First Fidelity. This Claim arises from the balance due under that certain promissory note dated November 7, 1990, originally executed by the Debtor in favor of First Fidelity. This Claim is secured by a first priority deed of trust encumbering the Debtor's leasehold interest in Anita Drive. The balance owed on this claim as of June 30, 1993 was approximately $840,000.
      3.08. Class 8: Class 8 is comprised of the Allowed Secured Claim held by Bank of America. This Claim arises from the balance due under that certain promissory note dated July 26, 1985, originally executed by Centennial Capital Fund, a California limited partnership in favor of Security Pacific National Bank.
This Claim is secured by a first priority deed of trust encumbering the Debtor's leasehold interest in Moovalya Plaza. The balance owed on this Claim as of June 30, 1993 was approximately
$2,163,000.
      3.09. Class 9: Class 9 is comprised of the Allowed Secured Claim held by Brewer. This Claim arises from the balance due under that certain promissory note dated September 6, 1983, originally executed by Sparks Properties, Inc., a California corporation, in favor of Brewer. This Claim is secured by a first priority deed of trust encumbering a portion of Alder Creek. The balance owed on this Claim as of June 30, 1993 was approximately $419,000.
      3.10. Class 10: Class 10 is comprised of the Allowed Secured Claim held by Custis. This Claim arises from the balance due under that certain promissory note dated October 11, 1983, originally executed by Sparks Properties, Inc., a California corporation, in favor of Custis. This Claim is secured by a first priority deed of trust encumbering a portion of Alder Creek. The balance owed on this Claim as of June 30, 1993 was approximately $186,000.
                 Class 11: Class 11 is comprised of the Allowed Secured Claim held by Lane. This Claim arises from the balance due under that certain promissory note dated October 5, 1983, originally executed by Sparks Properties, Inc., a California corporation, in favor of Lane. This Claim is secured by a first priority deed of trust encumbering a portion of Alder Creek. The balance owed on this Claim as of June 30, 1993 was approximately $422,000.
                 Class 12: Class 12 is comprised of the Allowed Secured Claim held by Mencarini. This Claim arises from the balance due under that certain promissory note dated February 13, 1984, originally executed by Sparks Properties, Inc., a California corporation, in favor of Exchange Intermediary, Inc., a California corporation. This Claim is secured by a first priority deed of trust encumbering a portion of Alder Creek. The balance owed on this Claim as of June 30, 1993 was approximately $1,149,000.
                 Class 13: Class 13 is comprised of the Allowed Secured Claim held by Morgan. This Claim arises from the balance due under that certain promissory note dated August 2, 1983, originally executed by Sparks Properties, Inc., a California corporation, in favor of Morgan. This Claim is secured by a first priority deed of trust encumbering a portion of Alder Creek. The balance owed on this Claim as of June 30, 1993 was approximately $389,000.
                 Class 14: Class 14 is comprised of the Allowed Secured Claim held by Mott. This Claim arises from the balance due under that certain all-inclusive purchase money promissory note dated April 26, 1983, originally executed by Val Ban Corp., a California corporation in favor of Mott. This Claim is secured by an all-inclusive deed of trust encumbering a portion of Alder
Creek. The balance owed on this Claim as of June 30, 1993 was approximately $176,000.
                 Class 15: Class 15 is comprised of the Allowed Secured Claim held by Smith. This Claim arises from the balance due under that certain all-inclusive purchase money promissory note dated June 16, 1983, originally executed by Exchange Intermediary, Inc., a California corporation in favor of Smith. This Claim is secured by an all-inclusive purchase money deed of trust encumbering a portion of Alder Creek. The balance owed on this Claim as of June 30, 1993 was approximately $678,000.
                 Class 16: Class 16 is comprised of the Allowed Secured Claim held by Wilcox. This Claim arises from the balance due under that certain promissory note dated October 17, 1983, originally executed by Sparks Properties, Inc., a California corporation, in favor of Wilcox. This Claim is secured by a first priority deed of trust encumbering a portion of Alder Creek. The balance owed on this Claim as of June 30, 1993 was approximately $163,000.
                 Class 17: Class 17 is comprised of the Allowed Secured Claim held by NIRT. This Claim arises from the balance due under that certain promissory note dated February 20, 1985, originally executed by Centennial Development Fund IV in favor of Sparks Properties, Inc., a California corporation. This Claim is secured by a first priority deed of trust on part of Alder Creek and a second priority deed of trust on the balance of Alder Creek junior in priority to Claimants in Classes 9 through 16 described hereinabove. The balance owed on this Claim as of June 30, 1993 was approximately $1,493,000.
                 Class 18: Class 18 is comprised of the contingent Allowed Secured Claim held by Peterson/Perry. This contingent
Claim arises from the obligation due under that certain Alder Creek Auto Center Agreement of Purchase and Sale dated January 28, 1991, originally executed by the Debtor in favor of Peterson/Perry. The maximum balance potentially due on this Claim as of June 30, 1993 was approximately $962,000.
                 Class 19: Class 19 is comprised of the Allowed Secured Claim held by Foothill. This Claim arises from the balance due under that certain promissory note dated February 28, 1990, originally executed by the Debtor in favor of Foothill. This Claim is secured by first priority deeds of trust encumbering Gateway
Five West and Truxel 75. The balance owed on this Claim as of June 30, 1993 was approximately $7,288,000.
                 Class 20: The Class 20 Claim is comprised of the Allowed Secured Claim held by Sacramento Savings. This Claim arises from the balance due under that certain irrevocable standby letter of credit dated June 15, 1988, originally executed by the Debtor in favor of Sacramento Savings. This Claim is secured by a second priority deed of trust encumbering Truxel 75 and Gateway
Five West and is junior in priority to the Class 19 Claim of Foothill with respect to Truxel 75 and Gateway Five West, and is also secured by a first priority deed of trust encumbering a portion of Laguna. The balance owed on this Claim as of June 30, 1993 was approximately $860,000.
                 Class 21: Class 21 is comprised of the disputed Claim held by Laguna Business Park. This Claim arises from the balance due under that certain promissory note dated May 29, 1987, originally executed by Centennial Development Fund VI, a California limited partnership in favor of Laguna Business Park. This Claim is secured by a first priority deed of trust encumbering approximately 197.5 acres of Laguna. The balance claimed to be owed on this Claim as of June 30, 1993 was approximately
$8,684,000.
                 Class 22: Class 22 is comprised of the Allowed Secured Claim held by the FDIC. This Claim arises from the balance due under that certain promissory note dated June 12, 1986, originally executed by Richard J. Benvenuti, Joseph Benvenuti and Centennial Development Fund V, a California limited partnership, in favor of the Federal Savings & Loan Insurance Corporation. This Claim is secured by a first priority deed of trust on Northpointe. The balance owed on this Claim as of June 30, 1993 was approximately $16,813,000.
                 Class 23: Class 23 is comprised of the Allowed Secured Claim held by Valley Land. This Claim arises from the balance due under that certain purchase money promissory note dated April 21, 1986 originally executed by Centennial Development Fund
V, a California limited partnership, in favor of RJB Interests, a California general partnership. This Claim is secured by a second deed of trust encumbering Northpointe, junior in priority to the Class 22 Claim of the FDIC. The balance owed on this Claim as of June 30, 1993 was approximately $2,654,000.
                 Class 24: Class 24 is comprised of the Allowed Secured Claim held by Valley Land. This Claim arises from the balance due under that certain purchase money promissory note dated May 20, 1986 originally executed by Centennial Development Fund V, a California limited partnership, in favor of RJB Interests, a California general partnership. This Claim is secured by a third deed of trust encumbering Northpointe, junior in priority to the Class 22 Claim of the FDIC and the Class 23 Claim of Valley Land.
The balance owed on this Claim as of June 30, 1992 was approximately $353,000.
                 Class 25: Class 25 is comprised of the Allowed Secured Claim held by Sacramento Savings. This Claim arises from the balance due under that certain promissory note dated August 14, 1987, originally executed by the Debtor in favor of Sacramento Savings. This Claim is secured by a first priority deed of trust encumbering Cordova Station. The balance owed on this Claim as of June 30, 1993 was approximately $3,520,000.
                 Class 26: Class 26 is comprised of the Allowed Secured Claim held by RTC. This Claim arises from the balance due under that certain promissory note dated July 31, 1984, originally executed by Centennial Development Fund IV in favor of Lincoln Savings & Loan. This Claim is secured by a first priority deed of trust encumbering Centerpointe. The balance owed on this Claim as of June 30, 1993 was approximately $13,037,000.
                 Class 27: Class 27 is comprised of the Allowed Secured Claim held by RTC. This Claim arises from the balance due under that certain promissory note dated December 27, 1988, originally executed by Centennial Development Fund IV in favor of Lincoln Savings & Loan Association. This Claim is secured by a second priority deed of trust encumbering Centerpointe. The balance owed on this Claim as of June 30, 1993 was approximately $3,770,000.
                 Class 28: Class 28 is comprised of holders of prepetition Allowed Unsecured Claims that are less than or equal to Twenty-Five Thousand Dollars ($25,000) in amount each or, which are, at the election of the holder, reduced to Twenty-Five Thousand Dollars ($25,000) by submission of a written election prior to the date fixed by the Court for such election. The Debtor estimates that this amount will be approximately $120,000.
                 Class 29: Class 29 is comprised of holders of prepetition Allowed Unsecured Claims other than Claims included in Class 28. The Debtor estimates that Allowed Unsecured Claims in Class 29 will total approximately $4,270,000.
                 Class 30: Class 30 is comprised of the pre-petition Allowed Unsecured Claims of CCDI, CCI and CMIF. The balance owed on these Claims as of the Petition Date was approximately
$7,786,000.
                 Class 31: Class 31 is comprised of the members of the class represented by the Daniels Plaintiffs in the Daniels Litigation and all other claims related thereto.
                 Class 32: Class 32 is comprised of the Stockholders of the Debtor.

      For ease of reference, categorized alphabetically by Project, Secured Claims are classified under the Plan as follows:

Alder Creek
      Class 1 (County of Sacramento)
      Class 5 (Nimbus Water District)
      Class 9 (Brewer)
      Class 10 (Custis)
      Class 11 (Lane)
      Class 12 (Mencarini)
      Class 13 (Morgan)
      Class 14 (Mott)
      Class 15 (Smith)
      Class 16 (Wilcox)
      Class 17 (NIRT)
      Class 18 (Peterson/Perry)

Anita Drive
      Class 7 (First Fidelity)

Centerpointe
      Class 26 (RTC)
      Class 27 (RTC)

Cordova Retail Center
      Class 1 (County of Sacramento)
      Class 6 (Bank of America)

Cordova Station
      Class 25 (Sacramento Savings)

Gateway Five West
      Class 1 (County of Sacramento)
      Class 19 (Foothill)
      Class 20 (Sacramento Savings)

Laguna
      Class 1 (County of Sacramento)
      Class 4 (Laguna Com. Fac. Dist.)
      Class 20 (Sacramento Savings)
      Class 21 (Laguna Business Park)

Moovalya Plaza
      Class 2 (County of LaPaz)
      Class 8 (Bank of America)

Northpointe
      Class 1 (County of Sacramento)
      Class 22 (FDIC)
      Class 23 (Valley Land)
      Class 24 (Valley Land)

Truxel 75
      Class 1 (County of Sacramento)
      Class 3 (City of Sacramento)
      Class 19 (Foothill)
      Class 20 (Sacramento Savings)

                              ARTICLE IV
                    Treatment of Unimpaired Classes

      The following Classes are not impaired under the Plan as that term is defined in 11 U.S.C. Section 1124 and by relevant case law:

      4.01. Class 18: The Class 18 Claimant shall retain the priority of its deed of trust on a portion of Alder Creek as security for the balance owed on its contingent Allowed Secured Claim, and it shall retain all of its other rights to payment as provided in the Alder Creek Purchase and Sale Agreement.
      4.02. Class 25: The Debtor has determined that it is not in the best interests of creditors that Cordova Station be retained. The Debtor will consent to relief from stay in order for the Class 25 Claimant to foreclose pursuant to remedies available under state law.
      4.03. Class 26: The Debtor has determined that it is not in the best interests of creditors that Centerpointe be retained. The Debtor will consent to relief from stay in order for the Class 26 Claimant to foreclose pursuant to remedies available under state law.
      4.04. Class 27: The Debtor has determined that it is not in the best interests of creditors that Centerpointe be retained. The Debtor will consent to relief from stay in order for the Class 27 Claimant to foreclose pursuant to remedies available under state law.
      4.05. Class 31: The Debtor believes that the Court will determine that the treatment of Class 31 under the Plan does not impair said Class under Section 1124 of the Bankruptcy Code.
      4.06. Class 32: The Stockholders of the Debtor are not impaired under the Plan.
      4.07. Class 22: The Debtor does not seek to impair the rights of the Class 22 Claimant under the Plan. The FDIC has asserted a Class 29 general unsecured claim in the amount of $8,291,520.90 by amending its Proof of Claim on or about January 7, 1994. The Debtor intends to object to this Claim. Classification of the FDIC's claim in Class 22 is without prejudice to its inclusion in Class 29. Notwithstanding Article III, Section 3.29 hereof, the effect of this modification is that the Class 29 Claims may be increased by the amount of the FDIC's amended claim. The Debtor will reserve sufficient funds to pay a pro rata distribution to the FDIC pending resolution of any objections to the FDIC's
Class 29 Claim.
      4.08. Class 23: The Debtor does not seek to impair the rights of the Class 23 Claimant under the Plan.
      4.09. Class 24: The Debtor does not seek to impair the rights of the Class 24 Claimant under the Plan.
      4.10. Class 3: The Debtor has determined that it is not in the best interests of creditors that Truxel 75 and Gateway Five West be retained. The Debtor will consent to relief from stay in order for the Class 3 Claimant to foreclose pursuant to remedies available under state law. The Debtor does not seek to impair the rights of the Class 3 Claimant under the Plan.
      4.11. Class 19: The Debtor has determined that it is not in the best interests of creditors that Truxel 75 and Gateway Five West be retained. The Debtor will consent to relief from stay in order for the Class 19 Claimant to foreclose pursuant to remedies available under state law. The Debtor does not seek to impair the rights of the Class 19 Claimant under the Plan.

                               ARTICLE V
                     Treatment of Impaired Classes

      5.01. Class 1: The Class 1 Claimant shall retain the priority of its existing liens on all of the Projects located in the County of Sacramento as security for the balance owed to said Claimant for unpaid real property taxes. On the Effective Date, the Debtor shall make a separate election with respect to each of the Claims referenced by a distinct Assessor's Parcel Number held by the Class 1 Claimant and shall so notify the Class 1 Claimant in writing. Thereafter, the Debtor will commence payment of sums owed pursuant to the five-year statutory installment redemption right available to the Debtor as set forth in the California Revenue and Taxation Code. To the extent that a tax delinquency may exist which is not subject to the five-year statutory installment redemption right available to the Debtor under applicable
California law, such tax delinquency is to be cured over a period of five (5) years from the Effective Date of the Plan in annual amounts equal to one-fifth of the amount of such tax delinquency.
The first of the five (5) annual payments to be made pursuant to this Section shall be made on or before April 10, 1994, and on or before April 10 of the four (4) succeeding years thereafter. All tax arrearages payable to the Class 1 Claimant shall bear interest at a fixed annual rate determined by adding three percentage points (3%) to the yield on five year United States Treasury Bonds as of the Confirmation Date. No portion of the Allowed Secured Claim shall include attorneys' fees, default interest, late penalties or similar charges or costs of any kind, accrued or incurred post-petition, unless the same have been approved by the Court in accordance with the procedure set forth in Article IX, Section 9.01 hereof.
      5.02. Class 2: The Class 2 Claimant shall retain its first priority lien on personal property at Moovalya Plaza as security for any unpaid personal property taxes, together with accrued statutory interest thereon, owed as of the Effective Date. Debtor will pay taxes accruing after the Confirmation Date on a current basis. From the Effective Date to the date the Class 2 Claimant's Allowed Secured Claim is paid in full, the balance outstanding shall bear interest at a fixed annual rate determined by adding three percentage points (3%) to the yield on five (5) year United States Treasury Bonds as of the Confirmation Date. No portion of the Allowed Secured Claim shall include attorneys' fees, default interest, late penalties or similar charges or costs of any kind, accrued or incurred post-petition, unless the same have been approved by the Court in accordance with the procedure set forth in
Article IX, Section 9.01 hereof.
      By December 8, 1993, the Class 2 Claimant shall have been paid $78,573.50 by the Debtor. After the Confirmation Date, the Class
2 Claimant shall have the remaining amount owing for unpaid personal property taxes cured over a period of five (5) years from the Effective Date of the Plan. Each annual installment shall pay one fifth of such tax delinquency, together with interest thereon, as provided for hereinabove. The first of the five (5) annual payments to be made pursuant to this Section shall be made on or before December 10, 1994.
      In the event that the Debtor fails to make the payment due on the Class 2 Claimant's Allowed Secured Claim in accordance with the above payment schedule, and such nonpayment remains uncured for a period of ten (10) days after written notice of said nonpayment is transmitted to the Reorganized Debtor, then the Class 2 Claimant may pursue any and all remedies available to the same under state law and the Bankruptcy Code.
      Any transfer of title to Moovalya Plaza to any third party after the Confirmation Date shall require the prior written consent of the Class 2 Claimant, unless the terms of such transfer provide for full payment of the tax delinquency, together with accrued interest thereon, at or before the transfer of title. The Class 2 Claimant's consent will not be given for any transfer to a sovereign entity and shall not be unreasonably withheld if (1) the proposed transferee is creditworthy, and (2) the proposed transferee undertakes not to transfer title without the Class 2 Claimant's prior written consent; and
      5.03.      Class 3:  (Intentionally Deleted)
      5.04. Class 4: The Class 4 Claimant shall retain the priority of its lien on portions of Laguna as security for the balance owed on its Allowed Secured Claim, including arrearages and installments which are not yet due or delinquent.
      1.   Pre-Petition Secured Claim
      Any unpaid portion of the Pre-Petition Secured Claim existing as of the Confirmation Date shall be paid in full, inclusive of interest at the annual fixed rate of 3% over the 7 year U.S.
Treasury Bond Rate as reported on the Confirmation Date (the "Delinquencies"), in equal monthly installments to commence on the Effective Date over a period of 84 months after the Effective Date with a balloon payment equal to any unpaid Delinquencies due on the first day of the 84th month. For purposes of calculating the monthly installments, the Delinquencies shall be deemed amortized over a 30 year period. Notwithstanding the foregoing, any pro rata Delinquencies then remaining against any parcel of property shall be paid in full by Debtor upon the sale and/or transfer of such property by the Debtor.
      2.   Post-Petition/Pre Confirmation Secured Claim.
      After the Confirmation Date, the Class 4 Claimant shall be paid for obligations arising between the Petition Date and the Confirmation Date, in full, on the earlier of (i) the date that the pending sale of the 62.86 acres of the Laguna Project to Lewis
Homes of California (or an alternative purchaser) closes escrow, or
(ii) twelve (12) months following the Effective Date.
      3.   Post-Confirmation Secured Claim
      Taxes due and payable on or after the Confirmation Date shall continue to be assessed, levied, and/or secured by or on behalf of the Class 4 Claimant free from any constraints by the Bankruptcy
Code automatic stay (11 U.S.C. Section 362) and shall be paid by Debtor on the later of (i) the Effective Date, or (ii) the date such tax is due and payable as determined by reference to applicable California statutes. Notwithstanding the foregoing, taxes which are due and payable on or after the Confirmation Date shall accrue interest and penalties at the applicable statutory rates until paid in full.
      4.   Rights Upon Default
      In the event that the Debtor fails (i) to make any payment called for hereunder in a timely fashion, and such nonpayment remains uncured for a period of ten (10) days after written notice of said nonpayment is transmitted to the Reorganized Debtor, or
(ii) fails to confirm its Plan prior to March 31, 1994, then the Class 4 Claimant may pursue any and all remedies available under applicable State and/or Bankruptcy Law, free from the constraints of the Automatic Stay or any other restrictions which may exist in the Plan.
      5.   Elk Grove Settlement Agreement
      Nothwithstanding the foregoing, the terms and conditions of that certain settlement agreement (the "Settlement Agreement") reached by and between Debtor on the one hand, and Elk Grove
Unified School District and Elk Grove Unified School District Community Facilities District No. 1 (hereinafter referenced jointly as "Elk Grove") on the other, shall supersede the provisions of this Section, and shall govern Elk Grove's treatment hereunder, in the event any dispute arises over the terms of Elk Grove's treatment under this or any subsequently modified Plan.
      5.05. Class 5: The Class 5 Claimant shall retain the priority of its lien on Alder Creek as security for the balance owed on its Allowed Secured Claim. Current payments due on or about December 10, 1993 and thereafter shall be paid in accordance with the terms of the underlying "1915 Act Bonds." The Allowed Secured Claim (representing arrearages only) shall be paid in cash, in full, on the Effective Date. No portion of the Allowed Secured Claim shall include attorneys' fees, default interest, late penalties or similar charges or costs of any kind, accrued or incurred post-petition, unless the same have been approved by the Court in accordance with the procedure set forth in Article IX,
Section 9.01 hereof.
      5.06. Class 6: The Debtor and the Class 6 Claimant entered into that certain Settlement Agreement approved by the Bankruptcy Court on February 14, 1994. The Debtor hereby adopts in this Plan by reference the terms and conditions of the Sixth Modification Agreement (Long Form) pertaining to the Debtor's Cordova Retail Center Project referred to in the Settlement Agreement. A copy of same is attached hereto as Exhibit "1".
      5.07. Class 7: The Class 7 Claimant shall retain its priority of its deed of trust on the Debtor's leasehold interest in Anita Drive as security for the balance owed on its Allowed Secured Claim. From the Confirmation Date to the date the Class 7
Claimant's Allowed Secured Claim is paid in full, the balance outstanding shall bear interest at a fixed annual rate of ten percent (10%) per annum. No portion of the Allowed Secured Claim shall include attorneys' fees, default interest, late penalties or similar charges or costs of any kind, accrued or incurred post-petition, unless the same have been approved by the Court in accordance with the procedure set forth in Article IX, Section 9.01 hereof.
      After the Confirmation Date,the Class 7 Claimant shall receive monthly payments of principal and interest on its Allowed Secured Claim pursuant to a fifteen year amortization schedule. The first such payment shall be due and payable on the first (1st) day of the month following the Confirmation Date and payments shall continue to be made on the first (1st) day of each and every month thereafter. The entire balance due and owing on the Class 7 Claimant's Allowed Secured Claim shall be paid in full by on or before the first (1st) day of the sixtieth (60th) full month after the Effective Date.
      In the event that the Debtor (or any subsequent owner of Anita Drive) fails to make the payment due on the Class 7 Claimant's Allowed Secured Claim in accordance with the above payment schedule, and such nonpayment remains uncured for a period of ten
(10) days after written notice of said nonpayment is transmitted to the Reorganized Debtor, then the Class 7 Claimant may pursue any and all remedies available to the same under state law and the Bankruptcy Code.
      The Debtor shall have the right to voluntarily transfer title to its leasehold interest in Anita Drive to any third party after the Confirmation Date, and this transfer shall not confer upon the Class 7 Claimant the right to accelerate the payment of its Claim, or to change, alter or amend the treatment thereof as provided herein. The proposed third party transferee may, at its option, in connection with the contemplated transfer of title and assumption of the leasehold interest, assume the then outstanding contractual obligations of the Debtor with said Claimant with the Debtor thereby released from liability to said Claimant (1) by providing the Claimant with such financial information as may be reasonably requested to demonstrate the financial ability of such third party transferee to timely perform said contractual obligations of the Debtor, with the Consent of the Claimant to assumption of the Debtor's contractual obligations not thereafter being unreasonably withheld, (2) by paying to the Claimant after its consent to assumption is obtained but prior to the recordation of the transfer of title a one-time "assumption fee", in cash, equal to one percent (1%) of the then outstanding balance of principal and accrued interest owing to said Claimant, and (3) by assumption of the leasehold interest; and
      5.08. Class 8: The Debtor and the Class 8 Claimant entered into that certain Settlement Agreement approved by the Bankruptcy Court on February 14, 1994. The Debtor hereby adopts in this Plan by reference the terms and conditions of the Fourth Modification Agreement (Long Form) pertaining to the Debtor's Moovalya Plaza Project referred to in the Settlement Agreement. A copy of same is attached hereto as Exhibit "2".
      5.09. Class 9: The Class 9 Claimant shall retain the priority of its deed of trust on Alder Creek as security for the balance owed on its Allowed Secured Claim. From the Confirmation Date to the date the Class 9 Claimant's Allowed Secured Claim is paid in full, the balance outstanding shall bear interest at a fixed annual rate determined by adding three percentage points (3%) to the yield on seven year United States Treasury Bonds as of the Confirmation Date. No portion of the Allowed Secured Claim shall include attorneys' fees, default interest, late penalties or similar charges or costs of any kind, accrued or incurred post-petition, unless the same have been approved by the Court in accordance with the procedure set forth in Article IX, Section 9.01 hereof.
      After the Confirmation Date, the Class 9 Claimant shall receive payments on its Allowed Secured Claim equal to the interest accruing on such claim after the Confirmation Date. The first such payment shall be due and payable on the first (1st) day of October, 1993, unless the Confirmation Date is after September 1, 1993, in which event the first such payment shall be due and payable on the first (1st) day of the month following the Confirmation Date and like payments shall be due and payable on the first (1st) day of every third month (calendar quarter) thereafter. The entire balance due and owing on the Class 9 Claimant's Allowed Secured
Claim shall be paid in full on or before the first (1st) day of the eighty fourth (84th) full month after the Effective Date.
      The Debtor shall be entitled to a partial reconveyance (lien release) of the deed of trust relating to the Class 9 Allowed
Secured Claim with respect to each legally distinct portion of Alder Creek (the "Release Parcel") upon payment of a "Release
Price" for the Release Parcel, provided the Debtor has first paid current all interest under the Note secured by such deed of trust and provided that no event of default is then continuing with respect thereto. The Release Price with respect to a Release
Parcel that the Debtor is required, or elects in its reasonable discretion, to dedicate or sell to a governmental or quasi-governmental entity or public agency in connection with the development of the Property or portion thereof, shall be the lesser of 120% of the Par Amount (as hereafter defined) or the net proceeds, if any, from such dedication or sale. The Release Price with respect to all other Release Parcels shall be the amount determined by multiplying the outstanding principal balance of the Class 9 Allowed Secured Claim by a fraction, the numerator of which is the gross acreage of the Release Parcel and the denominator of which is the gross acreage of all the Property originally covered under the Trust Deed (the "Par Amount"), and multiplying the Par Amount by 120%. Release Price payments shall be applied as a principal reduction against the Class 9 Allowed Secured Claim.
      In the event that the Debtor (or any subsequent owner of Alder Creek) fails to make the payment due on the Class 9 Claimant's Allowed Secured Claim in accordance with the above payment schedule, and such nonpayment remains uncured for a period of ten
(10) days after written notice of said nonpayment is transmitted to the Reorganized Debtor or the subsequent owner thereof, then the Class 9 Claimant may pursue any and all remedies available to the same under state law and the Bankruptcy Code.
      The Debtor shall have the right to voluntarily transfer title to Alder Creek to any third party after the Confirmation Date, and this transfer shall not confer upon the Class 9 Claimant the right to accelerate the payment of its Claim, or to change, alter or amend the treatment thereof as provided herein. The proposed third party transferee may, at its option, in connection with the contemplated transfer of title, assume the then outstanding contractual obligations of the Debtor with said Claimant with the Debtor thereby released from liability to said Claimant (1) by providing the Claimant with such financial information as may be reasonably requested to demonstrate the financial ability of such third party transferee to timely perform said contractual obligations of the Debtor, with the consent of the Claimant to assumption of the Debtor's contractual obligations not thereafter being unreasonably withheld and (2) by paying to the Claimant after its consent to assumption is obtained but prior to the recordation of the transfer of title a one-time "assumption fee," in cash, equal to one percent (1%) of the then outstanding balance of principal and accrued interest owing to said Claimant.
      Class 10: The Class 10 Claimant shall retain the priority of its deed of trust on Alder Creek as security for the balance owed on its Allowed Secured Claim. From the Confirmation Date to the date the Class 10 Claimant's Allowed Secured Claim is paid in full, the balance outstanding shall bear interest at a fixed annual rate determined by adding three percentage points (3%) to the yield on seven year United States Treasury Bonds as of the Confirmation
Date. No portion of the Allowed Secured Claim shall include attorneys' fees, default interest, late penalties or similar charges or costs of any kind, accrued or incurred post-petition, unless the same have been approved by the Court in accordance with the procedure set forth in Article IX, Section 9.01 hereof.
      After the Confirmation Date, the Class 10 Claimant shall receive payments on its Allowed Secured Claim equal to the interest accruing on such claim after the Confirmation Date. The first such payment shall be due and payable on the first (1st) day of October, 1993, unless the Confirmation Date is after September 1, 1993, in which event the first such payment shall be due and payable on the first (1st) day of the month following the Confirmation Date and like payments shall be due and payable on the first (1st) day of every third month (calendar quarter) thereafter. The entire balance due and owing on the Class 10 Claimant's Allowed Secured Claim shall be paid in full on or before the first (1st) day of the eighty fourth (84th) full month after the Effective Date.
      The Debtor shall be entitled to a partial reconveyance (lien release) of the deed of trust relating to the Class 10 Allowed Secured Claim with respect to each legally distinct portion of Alder Creek (the "Release Parcel") upon payment of a "Release
Price" for the Release Parcel, provided the Debtor has first paid current all interest under the Note secured by such deed of trust and provided that no event of default is then continuing with respect thereto. The Release Price with respect to a Release
Parcel that the Debtor is required, or elects in its reasonable discretion, to dedicate or sell to a governmental or quasi-governmental entity or public agency in connection with the development of the Property or portion thereof, shall be the lesser of 120% of the Par Amount (as hereafter defined) or the net proceeds, if any, from such dedication or sale. The Release Price with respect to all other Release Parcels shall be the amount determined by multiplying the outstanding principal balance of the Class 10 Allowed Secured Claim by a fraction, the numerator of which is the gross acreage of the Release Parcel and the denominator of which is the gross acreage of all the Property originally covered under the Trust Deed (the "Par Amount"), and multiplying the Par Amount by 120%. Release Price payments shall be applied as a principal reduction against the Class 10 Allowed Secured Claim.
      In the event that the Debtor (or any subsequent owner of Alder Creek) fails to make the payment due on the Class 10 Claimant's Allowed Secured Claim in accordance with the above payment schedule, and such nonpayment remains uncured for a period of ten
(10) days after written notice of said nonpayment is transmitted to the Reorganized Debtor or the subsequent owner thereof, then the Class 10 Claimant may pursue any and all remedies available to the same under state law and the Bankruptcy Code.
      The Debtor shall have the right to voluntarily transfer title to Alder Creek to any third party after the Confirmation Date, and this transfer shall not confer upon the Class 10 Claimant the right to accelerate the payment of its Claim, or to change, alter or amend the treatment thereof as provided herein. The proposed third party transferee may, at its option, in connection with the contemplated transfer of title, assume the then outstanding contractual obligations of the Debtor with said Claimant with the Debtor thereby released from liability to said Claimant (1) by providing the Claimant with such financial information as may be reasonably requested to demonstrate the financial ability of such third party transferee to timely perform said contractual obligations of the Debtor, with the consent of the Claimant to assumption of the Debtor's contractual obligations not thereafter being unreasonably withheld and (2) by paying to the Claimant after its consent to assumption is obtained but prior to the recordation of the transfer of title a one-time "assumption fee," in cash, equal to one percent (1%) of the then outstanding balance of principal and accrued interest owing to said Claimant.
      Class 11: The Class 11 Claimant shall retain the priority of its deed of trust on Alder Creek as security for the balance owed on its Allowed Secured Claim. From the Confirmation Date to the date the Class 11 Claimant's Allowed Secured Claim is paid in full, the balance outstanding shall bear interest at a fixed annual rate determined by adding three percentage points (3%) to the yield on seven year United States Treasury Bonds as of the Confirmation
Date. No portion of the Allowed Secured Claim shall include attorneys' fees, default interest, late penalties or similar charges or costs of any kind, accrued or incurred post-petition, unless the same have been approved by the Court in accordance with the procedure set forth in Article IX, Section 9.01 hereof.
      After the Confirmation Date, the Class 11 Claimant shall receive payments on its Allowed Secured Claim equal to the interest accruing on such claim after the Confirmation Date. The first such payment shall be due and payable on the first (1st) day of October, 1993, unless the Confirmation Date is after September 1, 1993, in which event the first such payment shall be due and payable on the first (1st) day of the month following the Confirmation Date and like payments shall be due and payable on the first (1st) day of every third month (calendar quarter) thereafter. The entire balance due and owing on the Class 11 Claimant's Allowed Secured Claim shall be paid in full on or before the first (1st) day of the eighty fourth (84th) full month after the Effective Date.
      The Debtor shall be entitled to a partial reconveyance (lien release) of the deed of trust relating to the Class 11 Allowed Secured Claim with respect to each legally distinct portion of Alder Creek (the "Release Parcel") upon payment of a "Release
Price" for the Release Parcel, provided the Debtor has first paid current all interest under the Note secured by such deed of trust and provided that no event of default is then continuing with respect thereto. The Release Price with respect to all other
Release Parcels shall be the amount determined by multiplying the outstanding principal balance of the Class 11 Allowed Secured Claim by a fraction, the numerator of which is the gross acreage of the Release Parcel and the denominator of which is the gross acreage of all the Property originally covered under the Trust Deed (the "Par Amount"), and multiplying the Par Amount by 120%. Release Price payments shall be applied as a principal reduction against the Class 11 Allowed Secured Claim.
      In the event that the Debtor (or any subsequent owner of Alder Creek) fails to make the payment due on the Class 11 Claimant's Allowed Secured Claim in accordance with the above payment schedule, and such nonpayment remains uncured for a period of ten
(10) days after written notice of said nonpayment is transmitted to the Reorganized Debtor or the subsequent owner thereof, then the Class 11 Claimant may pursue any and all remedies available to the same under state law and the Bankruptcy Code.
      The Debtor shall have the right to voluntarily transfer title to Alder Creek to any third party after the Confirmation Date, and this transfer shall not confer upon the Class 11 Claimant the right to accelerate the payment of its Claim, or to change, alter or amend the treatment thereof as provided herein. The proposed third party transferee may, at its option, in connection with the contemplated transfer of title, assume the then outstanding contractual obligations of the Debtor with said Claimant with the Debtor thereby released from liability to said Claimant (1) by providing the Claimant with such financial information as may be reasonably requested to demonstrate the financial ability of such third party transferee to timely perform said contractual obligations of the Debtor, with the consent of the Claimant to assumption of the Debtor's contractual obligations not thereafter being unreasonably withheld and (2) by paying to the Claimant after its consent to assumption is obtained but prior to the recordation of the transfer of title a one-time "assumption fee," in cash, equal to one percent (1%) of the then outstanding balance of principal and accrued interest owing to said Claimant.
      Class 12: The Class 12 Claimant shall retain the priority of its deed of trust on Alder Creek as security for the balance owed on its Allowed Secured Claim. From the Confirmation Date to the date the Class 12 Claimant's Allowed Secured Claim is paid in full, the balance outstanding shall bear interest at a fixed annual rate determined by adding three percentage points (3%) to the yield on seven year United States Treasury Bonds as of the Confirmation
Date. No portion of the Allowed Secured Claim shall include attorneys' fees, default interest, late penalties or similar charges or costs of any kind, accrued or incurred post-petition, unless the same have been approved by the Court in accordance with the procedure set forth in Article IX, Section 9.01 hereof.
      After the Confirmation Date, the Class 12 Claimant shall receive payments on its Allowed Secured Claim equal to the interest accruing on such claim after the Confirmation Date. The first such payment shall be due and payable on the first (1st) day of October, 1993, unless the Confirmation Date is after September 1, 1993, in which event the first such payment shall be due and payable on the first (1st) day of the month following the Confirmation Date and like payments shall be due and payable on the first (1st) day of every third month (calendar quarter) thereafter. The entire balance due and owing on the Class 12 Claimant's Allowed Secured Claim shall be paid in full on or before the first (1st) day of the eighty fourth (84th) full month after the Effective Date.
      The Debtor shall be entitled to a partial reconveyance (lien release) of the deed of trust relating to the Class 12 Allowed Secured Claim with respect to each legally distinct portion of Alder Creek (the "Release Parcel") upon payment of a "Release
Price" for the Release Parcel, provided the Debtor has first paid current all interest under the Note secured by such deed of trust and provided that no event of default is then continuing with respect thereto. The Release Price with respect to a Release
Parcel that the Debtor is required, or elects in its reasonable discretion, to dedicate or sell to a governmental or quasi-governmental entity or public agency in connection with the development of the Property or portion thereof, shall be the lesser of 120% of the Par Amount (as hereafter defined) or the net proceeds, if any, from such dedication or sale. The Release Price with respect to all other Release Parcels shall be the amount determined by multiplying the outstanding principal balance of the Class 12 Allowed Secured Claim by a fraction, the numerator of which is the gross acreage of the Release Parcel and the denominator of which is the gross acreage of all the Property originally covered under the Trust Deed (the "Par Amount"), and multiplying the Par Amount by 120%. Release Price payments shall be applied as a principal reduction against the Class 12 Allowed Secured Claim.
      In the event that the Debtor (or any subsequent owner of Alder Creek) fails to make the payment due on the Class 12 Claimant's Allowed Secured Claim in accordance with the above payment schedule, and such nonpayment remains uncured for a period of ten
(10) days after written notice of said nonpayment is transmitted to the Reorganized Debtor or the subsequent owner thereof, then the Class 12 Claimant may pursue any and all remedies available to the same under state law and the Bankruptcy Code.
      The Debtor shall have the right to voluntarily transfer title to Alder Creek to any third party after the Confirmation Date, and this transfer shall not confer upon the Class 12 Claimant the right to accelerate the payment of its Claim, or to change, alter or amend the treatment thereof as provided herein. The proposed third party transferee may, at its option, in connection with the contemplated transfer of title, assume the then outstanding contractual obligations of the Debtor with said Claimant with the Debtor thereby released from liability to said Claimant (1) by providing the Claimant with such financial information as may be reasonably requested to demonstrate the financial ability of such third party transferee to timely perform said contractual obligations of the Debtor, with the consent of the Claimant to assumption of the Debtor's contractual obligations not thereafter being unreasonably withheld and (2) by paying to the Claimant after its consent to assumption is obtained but prior to the recordation of the transfer of title a one-time "assumption fee," in cash, equal to one percent (1%) of the then outstanding balance of principal and accrued interest owing to said Claimant.
      Class 13: The Class 13 Claimant shall retain the priority of its deed of trust on Alder Creek as security for the balance owed on its Allowed Secured Claim. From the Confirmation Date to the date the Class 13 Claimant's Allowed Secured Claim is paid in full, the balance outstanding shall bear interest at a fixed annual rate determined by adding three percentage points (3%) to the yield on seven year United States Treasury Bonds as of the Confirmation
Date. No portion of the Allowed Secured Claim shall include attorneys' fees, default interest, late penalties or similar charges or costs of any kind, accrued or incurred post-petition, unless the same have been approved by the Court in accordance with the procedure set forth in Article IX, Section 9.01 hereof.
      After the Confirmation Date, the Class 13 Claimant shall receive payments on its Allowed Secured Claim equal to the interest accruing on such claim after the Confirmation Date. The first such payment shall be due and payable on the first (1st) day of October, 1993, unless the Confirmation Date is after September 1, 1993, in which event the first such payment shall be due and payable on the first (1st) day of the month following the Confirmation Date and like payments shall be due and payable on the first (1st) day of every third month (calendar quarter) thereafter. The entire balance due and owing on the Class 13 Claimant's Allowed Secured Claim shall be paid in full on or before the first (1st) day of the eighty fourth (84th) full month after the Effective Date.
      The Debtor shall be entitled to a partial reconveyance (lien release) of the deed of trust relating to the Class 13 Allowed Secured Claim with respect to each legally distinct portion of Alder Creek (the "Release Parcel") upon payment of a "Release
Price" for the Release Parcel, provided the Debtor has first paid current all interest under the Note secured by such deed of trust and provided that no event of default is then continuing with respect thereto. The Release Price with respect to a Release
Parcel that the Debtor is required, or elects in its reasonable discretion, to dedicate or sell to a governmental or quasi-governmental entity or public agency in connection with the development of the Property or portion thereof, shall be the lesser of 120% of the Par Amount (as hereafter defined) or the net proceeds, if any, from such dedication or sale. The Release Price with respect to all other Release Parcels shall be the amount determined by multiplying the outstanding principal balance of the Class 13 Allowed Secured Claim by a fraction, the numerator of which is the gross acreage of the Release Parcel and the denominator of which is the gross acreage of all the Property originally covered under the Trust Deed (the "Par Amount"), and multiplying the Par Amount by 120%. Release Price payments shall be applied as a principal reduction against the Class 13 Allowed Secured Claim.
      In the event that the Debtor (or any subsequent owner of Alder Creek) fails to make the payment due on the Class 13 Claimant's Allowed Secured Claim in accordance with the above payment schedule, and such nonpayment remains uncured for a period of ten
(10) days after written notice of said nonpayment is transmitted to the Reorganized Debtor or the subsequent owner thereof, then the Class 13 Claimant may pursue any and all remedies available to the same under state law and the Bankruptcy Code.
      The Debtor shall have the right to voluntarily transfer title to Alder Creek to any third party after the Confirmation Date, and this transfer shall not confer upon the Class 13 Claimant the right to accelerate the payment of its Claim, or to change, alter or amend the treatment thereof as provided herein. The proposed third party transferee may, at its option, in connection with the contemplated transfer of title, assume the then outstanding contractual obligations of the Debtor with said Claimant with the Debtor thereby released from liability to said Claimant (1) by providing the Claimant with such financial information as may be reasonably requested to demonstrate the financial ability of such third party transferee to timely perform said contractual obligations of the Debtor, with the consent of the Claimant to assumption of the Debtor's contractual obligations not thereafter being unreasonably withheld and (2) by paying to the Claimant after its consent to assumption is obtained but prior to the recordation of the transfer of title a one-time "assumption fee," in cash, equal to one percent (1%) of the then outstanding balance of principal and accrued interest owing to said Claimant.
      Class 14: The Class 14 Claimant shall retain the priority of its deed of trust on Alder Creek as security for the balance owed on its Allowed Secured Claim. From the Confirmation Date to the date the Class 14 Claimant's Allowed Secured Claim is paid in full, the balance outstanding shall bear interest at a fixed annual rate determined by adding three percentage points (3%) to the yield on seven year United States Treasury Bonds as of the Confirmation
Date. No portion of the Allowed Secured Claim shall include attorneys' fees, default interest, late penalties or similar charges or costs of any kind, accrued or incurred post-petition, unless the same have been approved by the Court in accordance with the procedure set forth in Article IX, Section 9.01 hereof.
      After the confirmation Date, the Class 14 Claimant shall receive payments on its Allowed Secured Claim equal to the interest accruing on such claim after the Confirmation Date. The first such payment shall be due and payable on the first (1st) day of October, 1993, unless the Confirmation Date is after September 1, 1993, in which event the first such payment shall be due and payable on the first (1st) day of the month following the Confirmation Date and like payments shall be due and payable on the first (1st) day of every third month (calendar quarter) thereafter. The entire balance due and owing on the Class 14 Claimant's Allowed Secured Claim shall be paid in full on or before the first (1st) day of the eighty fourth (84th) full month after the Effective Date.
      The Debtor shall be entitled to a partial reconveyance (lien release) of the deed of trust relating to the Class 14 Allowed Secured Claim with respect to each legally distinct portion of Alder Creek (the "Release Parcel") upon payment of a "Release
Price" for the Release Parcel, provided the Debtor has first paid current all interest under the Note secured by such deed of trust and provided that no event of default is then continuing with respect thereto. The Release Price with respect to a Release
Parcel that the Debtor is required, or elects in its reasonable discretion, to dedicate or sell to a governmental or quasi-governmental entity or public agency in connection with the development of the Property or portion thereof, shall be the lesser of 120% of the Par Amount (as hereafter defined) or the net proceeds, if any, from such dedication or sale. The Release Price with respect to all other Release Parcels shall be the amount determined by multiplying the outstanding principal balance of the Class 14 Allowed Secured Claim by a fraction, the numerator of which is the gross acreage of the Release Parcel and the denominator of which is the gross acreage of all the Property originally covered under the Trust Deed (the "Par Amount"), and multiplying the Par Amount by 120%. Release Price payments shall be applied as a principal reduction against the Class 14 Allowed Secured Claim.
      In the event that the Debtor (or any subsequent owner of Alder Creek) fails to make the payment due on the Class 14 Claimant's Allowed Secured Claim in accordance with the above payment schedule, and such nonpayment remains uncured for a period of ten
(10) days after written notice of said nonpayment is transmitted to the Reorganized Debtor or the subsequent owner thereof, then the Class 14 Claimant may pursue any and all remedies available to the same under state law and the Bankruptcy Code.
      The Debtor shall have the right to voluntarily transfer title to Alder Creek to any third party after the Confirmation Date, and this transfer shall not confer upon the Class 14 Claimant the right to accelerate the payment of its Claim, or to change, alter or amend the treatment thereof as provided herein. The proposed third party transferee may, at its option, in connection with the contemplated transfer of title, assume the then outstanding contractual obligations of the Debtor with said Claimant with the Debtor thereby released from liability to said Claimant (1) by providing the Claimant with such financial information as may be reasonably requested to demonstrate the financial ability of such third party transferee to timely perform said contractual obligations of the Debtor, with the consent of the Claimant to assumption of the Debtor's contractual obligations not thereafter being unreasonably withheld and (2) by paying to the Claimant after its consent to assumption is obtained but prior to the recordation of the transfer of title a one-time "assumption fee," in cash, equal to one percent (1%) of the then outstanding balance of principal and accrued interest owing to said Claimant.
      Class 15: The Class 15 Claimant shall retain the priority of its deed of trust on Alder Creek as security for the balance owed on its Allowed Secured Claim. From the Confirmation Date to the date the Class 15 Claimant's Allowed Secured Claim is paid in full, the balance outstanding shall bear interest at a fixed annual rate determined by adding three percentage points (3%) to the yield on seven year United States Treasury Bonds as of the Confirmation
Date. No portion of the Allowed Secured Claim shall include attorneys' fees, default interest, late penalties or similar charges or costs of any kind, accrued or incurred post-petition, unless the same have been approved by the Court in accordance with the procedure set forth in Article IX, Section 9.01 hereof.
      After the Confirmation Date, the Class 15 Claimant shall receive payments on its Allowed Secured Claim equal to the interest accruing on such claim after the Confirmation Date. The first such payment shall be due and payable on the first (1st) day of October, 1993, unless the Confirmation Date is after September 1, 1993, in which event the first such payment shall be due and payable on the first (1st) day of the month following the Confirmation Date and like payments shall be due and payable on the first (1st) day of every third month (calendar quarter) thereafter. The entire balance due and owing on the Class 15 Claimant's Allowed Secured Claim shall be paid in full on or before the first (1st) day of the eighty fourth (84th) full month after the Effective Date.
      The Debtor shall be entitled to a partial reconveyance (lien release) of the deed of trust relating to the Class 15 Allowed Secured Claim with respect to each legally distinct portion of Alder Creek (the "Release Parcel") upon payment of a "Release
Price" for the Release Parcel, provided the Debtor has first paid current all interest under the Note secured by such deed of trust and provided that no event of default is then continuing with respect thereto. The Release Price with respect to a Release
Parcel that the Debtor is required, or elects in its reasonable discretion, to dedicate or sell to a governmental or quasi-governmental entity or public agency in connection with the development of the Property or portion thereof, shall be the lesser of 120% of the Par Amount (as hereafter defined) or the net proceeds, if any, from such dedication or sale. The Release Price with respect to all other Release Parcels shall be the amount determined by multiplying the outstanding principal balance of the Class 15 Allowed Secured Claim by a fraction, the numerator of which is the gross acreage of the Release Parcel and the denominator of which is the gross acreage of all the Property originally covered under the Trust Deed (the "Par Amount"), and multiplying the Par Amount by 120%. Release Price payments shall be applied as a principal reduction against the Class 15 Allowed Secured Claim.
      In the event that the Debtor (or any subsequent owner of Alder Creek) fails to make the payment due on the Class 15 Claimant's Allowed Secured Claim in accordance with the above payment schedule, and such nonpayment remains uncured for a period of ten
(10) days after written notice of said nonpayment is transmitted to the Reorganized Debtor or the subsequent owner thereof, then the Class 15 Claimant may pursue any and all remedies available to the same under state law and the Bankruptcy Code.
      The Debtor shall have the right to voluntarily transfer title to Alder Creek to any third party after the Confirmation Date, and this transfer shall not confer upon the Class 15 Claimant the right to accelerate the payment of its Claim, or to change, alter or amend the treatment thereof as provided herein. The proposed third party transferee may, at its option, in connection with the contemplated transfer of title, assume the then outstanding contractual obligations of the Debtor with said Claimant with the Debtor thereby released from liability to said Claimant (1) by providing the Claimant with such financial information as may be reasonably requested to demonstrate the financial ability of such third party transferee to timely perform said contractual obligations of the Debtor, with the consent of the Claimant to assumption of the Debtor's contractual obligations not thereafter being unreasonably withheld and (2) by paying to the Claimant after its consent to assumption is obtained but prior to the recordation of the transfer of title a one-time "assumption fee," in cash, equal to one percent (1%) of the then outstanding balance of principal and accrued interest owing to said Claimant.
      Class 16: The Class 16 Claimant shall retain the priority of its deed of trust on Alder Creek as security for the balance owed on its Allowed Secured Claim. From the Confirmation Date to the date the Class 16 Claimant's Allowed Secured Claim is paid in full, the balance outstanding shall bear interest at a fixed annual rate determined by adding three percentage points (3%) to the yield on seven year United States Treasury Bonds as of the Confirmation
Date. No portion of the Allowed Secured Claim shall include attorneys' fees, default interest, late penalties or similar charges or costs of any kind, accrued or incurred post-petition, unless the same have been approved by the Court in accordance with the procedure set forth in Article IX, Section 9.01 hereof.
      After the Confirmation Date, the Class 16 Claimant shall receive payments on its Allowed Secured Claim equal to the interest accruing on such claim after the Confirmation Date. The first such payment shall be due and payable on the first (1st) day of October, 1993, unless the Confirmation Date is after September 1, 1993, in which event the first such payment shall be due and payable on the first (1st) day of the month following the Confirmation Date and like payments shall be due and payable on the first (1st) day of every third month (calendar quarter) thereafter. The entire balance due and owing on the Class 16 Claimant's Allowed Secured Claim shall be paid in full on or before the first (1st) day of the eighty fourth (84th) full month after the Effective Date.
      The Debtor shall be entitled to a partial reconveyance (lien release) of the deed of trust relating to the Class 16 Allowed Secured Claim with respect to each legally distinct portion of Alder Creek (the "Release Parcel") upon payment of a "Release
Price" for the Release Parcel, provided the Debtor has first paid current all interest under the Note secured by such deed of trust and provided that no event of default is then continuing with respect thereto. The Release Price with respect to a Release
Parcel that the Debtor is required, or elects in its reasonable discretion, to dedicate or sell to a governmental or quasi-governmental entity or public agency in connection with the development of the Property or portion thereof, shall be the lesser of 120% of the Par Amount (as hereafter defined) or the net proceeds, if any, from such dedication or sale. The Release Price with respect to all other Release Parcels shall be the amount determined by multiplying the outstanding principal balance of the Class 16 Allowed Secured Claim by a fraction, the numerator of which is the gross acreage of the Release Parcel and the denominator of which is the gross acreage of all the Property originally covered under the Trust Deed (the "Par Amount"), and multiplying the Par Amount by 120%. Release Price payments shall be applied as a principal reduction against the Class 16 Allowed Secured Claim.
      In the event that the Debtor (or any subsequent owner of Alder Creek) fails to make the payment due on the Class 16 Claimant's Allowed Secured Claim in accordance with the above payment schedule, and such nonpayment remains uncured for a period of ten
(10) days after written notice of said nonpayment is transmitted to the Reorganized Debtor or the subsequent owner thereof, then the Class 16 Claimant may pursue any and all remedies available to the same under state law and the Bankruptcy Code.
      The Debtor shall have the right to voluntarily transfer title to Alder Creek to any third party after the Confirmation Date, and this transfer shall not confer upon the Class 16 Claimant the right to accelerate the payment of its Claim, or to change, alter or amend the treatment thereof as provided herein. The proposed third party transferee may, at its option, in connection with the contemplated transfer of title, assume the then outstanding contractual obligations of the Debtor with said Claimant with the Debtor thereby released from liability to said Claimant (1) by providing the Claimant with such financial information as may be reasonably requested to demonstrate the financial ability of such third party transferee to timely perform said contractual obligations of the Debtor, with the consent of the Claimant to assumption of the Debtor's contractual obligations not thereafter being unreasonably withheld and (2) by paying to the Claimant after its consent to assumption is obtained but prior to the recordation of the transfer of title a one-time "assumption fee," in cash, equal to one percent (1%) of the then outstanding balance of principal and accrued interest owing to said Claimant.
      Class 17: The Class 17 Claimant shall retain its priority of its deed of trust on Alder Creek as security for the balance owed on its Allowed Secured Claim. The provisions in the Class 17 Claimant's deed of trust and side letter dated June 6, 1985 relating to a release price of $32,098.57 per acre upon sales of parcels within Alder Creek shall remain in effect so long as there is no default by the Reorganized Debtor under the Plan. Notwithstanding the foregoing, the release price per acre for any acreage as to which the Class 17 Claimant holds a first deed of trust as security will be $50,000.00 per acre for any sale that occurs prior to the closing of the Ford/Toyota Sale and the Parcels 47, 48, 64 and 66 Sale. The release price for any acreage as to which the Class 17 Claimant holds a first deed of trust as security after the closing of the Ford/Toyota Sale and the Parcels 47, 48, 64 and 66 Sale will be in accordance with the deed of trust and side letter dated June 6, 1985, referenced-above. No portion of the Allowed Secured Claim shall include attorneys' fees, default interest, late penalties or similar charges or costs of any kind, accrued or incurred post-petition, unless the same have been approved by the Court in accordance with the procedure set forth in
Article IX, Section 9.01 hereof.
      From the Confirmation Date until eighteen (18) months after the Effective Date, the balance outstanding shall bear interest at a fixed pay rate of 9% (Pay Rate), and will also bear an additional accrual rate of interest at 15% ("Accrual Rate"). From the nineteenth (19th) month until the thirty-sixth (36th) month after the Effective Date, the balance outstanding shall bear interest at a fixed pay rate of 12% ("Pay Rate 2"), and will also bear an additional accrual rate of interest at 12% ("Accrual Rate 2").
From the thirty-seventh (37th) month after the Effective Date,the balance then outstanding shall bear interest at a fixed pay rate of 24% ("Pay Rate 3"). After the Confirmation Date,the Class 17 Claimant shall receive payments on its Allowed Secured Claim equal to the Pay Rate, Pay Rate 2, and Pay Rate 3 payments on a monthly basis beginning on the first day of the month after the Effective Date, and continuing on the first day of each month thereafter until the balance is paid in full on or before the first day of the sixtieth (60th) full month after the Effective Date. Any amounts of Accrual Rate and Accrual Rate 2 interest that has not been waived as provided for hereinafter will be added to the balance outstanding at the end of the waiver period, and will be due at maturity.
      From the Confirmation Date until eighteen (18) months after the Effective Date,the Class 17 Claimant shall waive any amounts of Accrual Rate interest that has accrued on any principal balance that has been paid off during the period beginning with the Confirmation Date and ending with the eighteenth (18th) month after the Effective Date. From the nineteenth (19th) month after the Effective Date until the thirty-sixth month after the Effective
Date, the Class 17 Claimant shall waive any amounts of Accrual Rate
2 interest that has accrued on any principal balance that has been paid off during the period beginning with the nineteenth (19th) month after the Effective Date until the thirty-sixth (36th) month after the Effective Date.
      In the event that the Debtor (or any subsequent owner of Alder Creek) fails to make the payment due on the Class 17 Claimant's Allowed Secured Claim in accordance with the above payment schedule, and such nonpayment remains uncured for a period of ten
(10) days after written notice of said nonpayment is transmitted to the Reorganized Debtor, then the Class 17 Claimant may pursue any and all remedies available to the same under state law and the Bankruptcy Code.
      The Debtor shall have the right to voluntarily transfer title to Alder Creek to any third party after the Confirmation Date, and this transfer shall not confer upon the Class 17 Claimant the right to accelerate the payment of its Claim, or to change, alter or amend the treatment thereof as provided herein. The proposed third party transferee may, at its option, in connection with the contemplated transfer of title and assumption of the leasehold interest, assume the then outstanding contractual obligations of the Debtor with said Claimant with the Debtor thereby released from liability to said Claimant (1) by providing the Claimant with such financial information as may be reasonably requested to demonstrate the financial ability of such third party transferee to timely perform said contractual obligations of the Debtor, with the Consent of the Claimant to assumption of the Debtor's contractual obligations not thereafter being unreasonably withheld, (2) by paying to the Claimant after its consent to assumption is obtained but prior to the recordation of the transfer of title a one-time "assumption fee", in cash, equal to one percent (1%) of the then outstanding balance of principal and accrued interest owing to said Claimant.
      Class 19:  (Intentionally Deleted)
      Class 20: The Class 20 Claim is fixed, liquidated, compromised and allowed as a Secured Claim in the amount of $904,714.57 as of December 29, 1993, plus any and all interest, attorneys' fees, and other amounts which may thereafter accrue under the documentation relating to the Class 20 Claim. The Class
20 Claim is to be treated as follows:
           A. A promissory note (the "Note") payable to Sacramento Savings shall be executed by the Debtor, in the form attached as Exhibit "9" to that certain Stipulation entered into by and between Debtor and Sacramento Savings which was approved by the Court on February 9, 1994. The Note shall provide, without limitation, for the following:
                 (1) The principal balance of the Note shall be the sum equal to all indebtedness owing under the LC Repayment
Agreement as of the Note Effective Date including, without limitation, all principal, accrued interest, late charges, foreclosure fees and costs, and attorneys' fees and costs.
                 (2) The Note shall bear interest from and after the Note Effective Date at the fixed rate of 8.5% per annum through and including the twenty-fourth (24th) month following the Note
Effective Date. Thereafter, the Note shall bear interest at a rate equal to the Bank of America Reference Rate, as the same may vary from time to time, plus three percent (3%) per annum until the Note is paid in full (the "Floating Rate"). The Floating Rate shall be adjusted on a quarterly basis and shall not increase by more than 2 percentage points during the course of any calendar year, and shall in no event exceed a rate in excess of 12% per annum.
                 (3) All interest accruing under the Note shall be paid in full to Sacramento Savings on a current basis, in sixteen
(16) consecutive quarterly installments, commencing on the first
(1st) day of the fourth month following the Note Effective Date, and continuing thereafter on the first (1st) day of each third month thereafter through and including the first (1st) day of the forty-ninth (49th) month following the Note Effective Date, at which time all unpaid principal, interest, and other amounts owing under the Note shall become due and payable in full.
                 (4) An event of default under the Note shall exist if Debtor fails to timely pay any payment required under the Note, or otherwise fails to comply with any term, provision or condition of the Note or any of Sacramento Savings' deeds of trust against the Truxel Property, the Gateway 5 West Property, or the Laguna Property. If an event of default occurs under the Note, and such default remains uncured for a period of ten (10) days after written notice of such default is transmitted to Debtor, then Sacramento Savings may immediately and without further notice or order of court, and subject only to the provisions of paragraph 5A(5) below, pursue any and all remedies available to it under state law and the Bankruptcy Code including, without limitation, giving notice of default, publishing notice of sale, and conducting foreclosure sales under any and all of its trust deeds.
                 (5) Notwithstanding the provisions of paragraph A(4) above, any failure by Debtor to pay or otherwise comply with the terms of the note and/or trust deed of Foothill Capital Corporation shall not, in and of itself, give rise to a right by Sacramento Savings to commence a judicial or nonjudicial foreclosure proceedings against the Laguna Property. All of Sacramento Savings' other rights and remedies are specifically preserved.
           B. Neither the Stipulation nor the restructuring of the LC Secured Claim herein, as provided in paragraph A above, shall in any way affect the priority of enforceability of Sacramento
Savings' trust deeds encumbering the Gateway 5 West Property (recorded March 5, 1990 in Book 90-03-05, Page 581 of the Official Records of Sacramento County, California), the Truxel 75 Property (recorded on July 1, 1988 in Book 88071, Page 477 of the Official Records of Sacramento County, California), or the Laguna Property (recorded on December 30, 1988 in Book 881230, Page 1851 of the Official Records of Sacramento County, California), each of which will continue to secure the restructured indebtedness. Debtor shall immediately obtain, at its own expense, each of the following:
                 (1) An ALTA policy of title insurance, insuring that Sacramento Savings' deed of trust against the Gateway 5 West Property shall remain as a second priority consensual lien against the Gateway 5 West Property, subordinate only to the existing trust deed in favor of Foothill Capital Corporation, and any liens for real property taxes;
                 (2) An ALTA policy of title insurance, insuring that Sacramento Savings' deed of trust against the Truxel Property shall remain as a second priority consensual lien against the Truxel Property, subordinate only to the existing trust deed in favor of Foothill Capital Corporation, and any liens for real property taxes;
                 (3) An ALTA policy of title insurance, insuring Sacramento Savings' deed of trust against the Laguna Property as a first priority consensual lien against the Laguna Property, subordinate only to any liens for real property taxes.
                 (4) Alternatively, Debtor may comply with the provisions of paragraphs B(1), (2) and (3) above by providing to Sacramento Savings, with respect to each property, a CLTA 110.5 endorsement to Sacramento Savings' existing ALTA policies of title insurance, to the effect that the restructuring of the LC Secured Claim as provided in this Plan shall not alter the existing lien priority and enforceability of Sacramento Savings' liens against the Gateway 5 West Property, the Truxel Property, and/or the Laguna Property.
           C. Sacramento Savings agrees that it will release its trust deed against either the Truxel Property or the Gateway 5 West Property upon its receipt of a payment from Debtor in an amount equal to 33.33% of the total indebtedness then owing under the Note. Sacramento Savings further agrees that if such a 33.33% payment is received by Sacramento Savings, and a trust deed against either the Truxel Property of the Gateway 5 West Property released, then Sacramento Savings will release its trust deed against the remaining property (either the Truxel Property or the Gateway 5
West Property) upon receipt of an additional payment from Debtor equal to 33.33% of the total indebtedness that was owing under the
Note immediately prior to the first 33.33% payment.
           D. In the event that Debtor later desires to convey a portion of the Laguna Property, Sacramento Savings agrees that it will release its lien against the portion to be conveyed, subject to the occurrence of each of the following conditions precedent:
                 (1) A determination of legally divisible and transferrable parcels within the Laguna Property.
                 (2) Appraisals of the various legally divisible and transferrable parcels comprising the Laguna Property shall be conducted, by an independent appraiser selected and approved by Sacramento Savings and Debtor.
                 (3) Following the determination of the values of the parcels comprising the Laguna Property, as described hereinabove, the pro rata values of each parcel, vis-a-vis the other parcels, shall be determined, which will result in a value percentage for each parcel within the Laguna Property (the "Value Ratio").
                 (4) In the event that Debtor wishes to convey a parcel within the Laguna Property, the Value Ratio of that parcel shall be multiplied against the total indebtedness then owing under the Note. The resulting figure shall then be multiplied by a factor of 1.2 (120%), and the resulting dollar amount shall be the transfer release price for that parcel (the "Release Price"). Upon receipt by Sacramento Savings of the Release Price with respect to a given parcel, Sacramento Savings shall release its lien against the parcel, and shall execute such documents as may be necessary to effectuate such a release including, without limitation, a partial reconveyance of its Trust Deed.
                 (5)  Notwithstanding any of the foregoing,
Sacramento Savings will not be obligated to release its lien as against a parcel if the transfer of such parcel will result in other untransferred parcels becoming landlocked or situated so that ingress or egress is substantially impaired.
      Class 21:
      1.   Modification of the Note.
      The Class 21 Claimant shall retain the priority of its Deed of Trust against Laguna as security for the amount owing on its Allowed Secured Claim, as modified to reflect the amount of the Modified Note. The deemed allowed amount on the Note as modified (the "Modified Note") will be $8,744,544 as of December 31, 1993, plus $180,000.00 of attorneys fees. The Class 21 Claimant agrees to credit the Debtor for any attorneys' fees which are paid by any insurers. The Modified Note shall bear interest at a rate equal to the prime rate of Union Bank, as the same may vary from time to time, plus three percent (3%) per annum (the "Accrual Rate") from January 1, 1994, to the date the Class 21 Claimant is paid in full. Unless modified here, the Modification and Extension of Promissory Note and the Modification to Release Provision Agreement executed contemporaneously herewith, the terms, conditions and obligations set forth in the existing Promissory Note, Deed of Trust, and Release Provision Agreement shall remain in full force and effect. (Hereinafter, the existing Promissory Note, Deed of Trust, Release Provision Agreement and all modifications thereto, the Settlement Agreement, the Modification and Extension of Promissory Note, the Modification to Release Provision Agreement shall collectively be referred to as the "Loan Documents.")
      2.   Payment of the Modified Note.
           The Class 21 Claimant shall receive periodic interest payments on the Modified Note calculated at an interest rate of eight percent (8%) per annum (the "Pay Rate") on the then outstanding principal balance. The first interest payment is due on December 31, 1994, for the period January 1, 1994 through and including December 31, 1994. Thereafter, the Debtor shall make quarterly interest payments to the Class 21 Claimant, calculated at the Pay Rate, with payments due on March 31, 1995, June 30, 1995, and September 30, 1995. To the extent the Accrual Rate exceeds the Pay Rate, all accrued but unpaid interest for the period January 1, 1994 through December 31, 1995 shall be paid to the Class 21
Claimant on December 31, 1995. Commencing on February 1, 1996, and on the first day of each month thereafter, the Debtor shall make interest only payments to the Class 21 Claimant calculated at the Accrual Rate for all interest accruing during the preceding month. The entire principal balance, as well as all accrued and unpaid interest, is due and shall be paid to the Class 21 Claimant on or before December 31, 1999.
      3.   Default on Payment of the Modified Note.
           If at any time prior to the date upon which the Bankruptcy Court enters an order confirming the Plan the Debtor fails to make any payment due on the Modified Note in accordance with the above payment schedule, the Class 21 Claimant is granted immediate relief from the automatic stay and may pursue any and all remedies available to the Class 21 Claimant under applicable state and federal law without further order of the Bankruptcy Court.
           In the event the Debtor fails to make any payment due on the Modified Note after confirmation of the Plan or otherwise defaults in performance of any of its other obligations under the Loan Documents, the Debtor shall be deemed in default. If the Debtor fails to cure such default by payment or otherwise to the Class 21 Claimant within ten (10) days after payment was due or within ten (10) days of written notice to the Debtor of any other default, the Class 21 Claimant may, at its option, accelerate the obligation and declare that the entire amount is immediately due and owing. In the event of acceleration, the Class 21 Claimant shall have all rights under state and federal law to collect the full amount of the Modified Note, including accrued interest and such other amounts permitted by the Loan Documents or by law. The Debtor shall retain all of its rights to cure any payment or other default as provided in the Loan Documents or by law.
      4.   Discounts on Modified Note.
           Provided that the Debtor is not in default and subject to paragraph 5 hereinbelow, the Class 21 Claimant will conditionally grant the Debtor the right to discount the principal balance of the Modified Note in an amount equal to that appropriate discount percentage applicable to any partial or full principal payment made prior to the maturity date; provided, however, (i) no discount shall become finally effective unless and until all indebtedness of the Debtor to the Class 21 Claimant evidenced and secured by the Loan Documents shall have been timely repaid in full according to the terms of the Loan Documents, and (ii) any discount conditionally granted shall automatically and without further action or notice by the Class 21 Claimant be withdrawn and revoked ab initio upon the failure of the Debtor to make any payment due on the Modified Note in accordance with the payment schedule set forth herein or the failure of the Debtor to perform any of its other obligations under the Loan documents. A default and subsequent cure by the Debtor in accordance with paragraph 3 hereof will not affect the availability of the discounts provided herein. The appropriate discounted percentage to be applied is determined by the calendar year of principal payment:


           Year                  Percentage of Discount

           1994                             26%
           1995                             21%
           1996                             16%
           1997                             10%
           1998                              5%
           1999                              0%

By way of example, if the Debtor were to pay down the principal on the Modified Note by $1,000,000 in calendar year 1995, the discount, in addition to the principal payment to be deducted from the outstanding principal, would be $210,000 ($1,000,000 x 21%).
All discounts would become conditionally effective concurrently with the principal reduction as long as all contingencies in paragraph 5 hereinbelow are fulfilled.
      5.   Conditions for Discount of the Modified Note.
           The availability of any discount would be subject to the following conditions:
           (a) The cash sale of 379 residential lots to close escrow by June 30, 1994 (no discount will be provided to the Debtor for the principal reduction resulting from this transaction and compliance with paragraph 6 hereinbelow);
           (b) Full and timely performance of the Debtor's obligations under the Loan Documents (a default and subsequent cure within the terms of the Settlement Agreement will not affect the discounts provided herein);
           (c)   Dismissal of the State Court Action with prejudice;
           (d) Tax and bond payments affecting Laguna maintained on a current basis after the Confirmation Date (except for the parcels identified in paragraph 6(d) hereinbelow);
      6.   Sale of 379 Residential Lots.
           In the event that the 379 residential lots at Laguna are sold, proceeds therefrom are to be utilized and applied as follows:
           (a) Sales commission(s) to non-affiliated third parties not to exceed four percent (4%) of gross sales price;
           (b) Selling costs to non-affiliated third parties not to exceed $50,000.00 in total;
           (c) Back taxes and bonds on the 379 residential lot parcels;
           (d) Remaining back taxes and bonds on the remaining portion of Laguna (excluding tax and bond payments on the parcel(s) depicted on the map of Laguna attached to this Plan as Exhibit "4" and incorporated herein by reference (the "Map") containing the 7.1 acres to be zoned multi-family and the parcel(s) containing the
10.2 acres to be zoned for 47 single family lots due to wetlands issues and any additional acres designated as of December 8, 1993 for use as a park and creek).
           (e) Wetlands mitigation/park costs totalling $475,000 to be held in an escrow account until used for wetland mitigation and/or park construction;
           (f) April 1994 real property tax/bond payments for Laguna (except the Parcels referred to in paragraph 6(d) hereinabove) to be held in a jointly controlled, interest-bearing escrow account at North American Title Company, 1792 Tribute Road, Sacramento, California, Attention: Julie Morotti, until payment is made prior to April 10, 1994. Any interest remaining after the above payments are made shall be applied to the Modified Note as credit towards future payment;
           (g) All net proceeds to be paid to the Class 21 Claimant (or its successor in interest) in the approximate amount of $1,135,000, but in no event shall the amount paid to the Class 21 Claimant be less than the greater of either (i) $1,000,000 or (ii) an amount arrived at as a result of the sale of 375 lots at $12,570 per lot less the amounts identified in paragraphs 6(a) through (f) above.
      7.   Release Provisions.
           The Debtor shall be entitled to a partial reconveyance (lien release) of the deed of trust relating to the Modified Note with respect to each legally distinct parcel of Laguna (the
"Release Parcel") upon payment to the Class 21 Claimant of a "Release Price" for the Release Parcel, provided the Debtor has first paid current all accrued interest on the Release Parcel and provided that the Debtor is not then in default under the Loan Documents. Release price payments shall be applied as a principal reduction against the Modified Note. Accrued interest on any Release Parcel shall be determined by multiplying (a) the total of all accrued and unpaid interest under the Loan Documents times (b) a fraction the numerator of which is the amount of acres released and the denominator of which is the then total acreage of the remaining Property, including the Release Parcel.
           (a) With regard to the park site (approximately 7.03 acres) and floodway easement (approximately 14.81 acres) depicted on the Map, if the same is required to be dedicated for public purposes without compensation, then it will be released without the necessity for payment of a "release price." If compensation is paid to the Debtor, then the release fee to be paid to the Class 21 Claimant will be equal to (50%) of the net proceeds otherwise available to the Debtor. (For purposes of this paragraph and hereinafter, the gross sales price less a reasonable commission and reasonable closing costs paid to unrelated third parties shall be referred to as "Net Proceeds.")
           (b) With regard to Parcel X (1.75 acres) depicted on the Map, same will be released with all Net Proceeds being held in an escrow account at North American Title Company, 1792 Tribute Road, Sacramento, California, Attention: Julie Morotti. The escrow account shall be jointly controlled by the Debtor and the Class 21 Claimant out of which the Debtor can draw funds with the written approval of the Class 21 Claimant for any development costs on the Property after the 379 lot residential sale is closed. Development costs will be limited to those reasonable costs to third parties incurred for direct improvement or changes to entitlement of Laguna. If the 379 residential lots sales do not close escrow by March 31, 1994, then the Net Proceeds shall be paid to the Class 21 Claimant based on a $2.50 minimum release fee per square foot and $3.20 net value per square foot as identified in paragraph 7(c) hereinbelow and applied to the Modified Note.
           (c) With regard to all remaining parcels in Laguna (approximately 103.62 net acres, including Parcel X in paragraph
7(b) hereinabove if the sale of the 379 residential lots is not closed by March 31, 1994), the Release Price to be paid to the Class 21 Claimant will be equal to the "minimum release fee per square foot" as set forth below plus 33.3% of the amount by which the actual Net Proceeds exceeds the "net value per square foot" set forth therein. In addition, 33.3% of the amount by which the actual Net Sales Proceeds exceeds the "net value per square foot" set forth below will be placed in an escrow account at North
American Title Company, 1792 Tribute Road, Sacramento, California,
Attention: Julie Morotti. This escrow account jointly controlled by the Debtor and the Class 21 Claimant from which the Debtor can draw upon, with the Class 21 Claimant's written approval, for any amounts to be expended on Laguna for interest payments to the Class 21 Claimant, tax or bond payments or reasonable development costs
(as defined in paragraph 7(b) hereinabove).

                 Minimum
Approximate      Proposed        Release                Net
 Net Acres        Zoning         Fees/SF              Value/SF

   11.08            GC            $3.10                $4.00

   16.07            GC            $3.10                $4.00

   13.65            LC            $2.30                $3.00

   20.32           Res.           $1.00                $1.35

   10.20           Res.           $1.00                $1.35

    7.10           MFR            $1.10                $1.38

    3.95           O/I            $2.50                $3.20

   19.50           O/I            $3.00                $3.00
___________
  103.62

      Class 22:  (Intentionally Deleted)
      Class 23:  (Intentionally Deleted)
      Class 24:  (Intentionally Deleted)
      Class 28: Holders of Allowed Unsecured Claim(s) of less than $25,000, or who voluntarily reduce their claim(s) to $25,000 by the date set by the Court, will be paid in cash, in full, but without interest, on or before the Effective Date.
      Class 29: The Class 29 Claimants shall receive future quarterly distributions by the Reorganized Debtor. These claims will bear interest at the rate of 7% per annum after the Effective Date. Payments will be made out of cash on hand after deducting on a quarterly basis a reserve for 12 months' future operations by the Reorganized Debtor, which reserve shall include amounts necessary to pay anticipated interest and property tax and bond obligations relating to the Mortgage Notes to the extent not already reserved for under the Indenture. The balance owing to Class 29 claimants will be paid in full by no later than four years after the Effective Date. A minimum payment of $1,000,000 shall have been paid by December 31, 1994; an additional minimum payment of $2,000,000 shall have been paid by December 31, 1995; an additional minimum payment of $2,000,000 (if fully needed) shall have been paid by December 31, 1996 (the aforementioned payments shall first be applied against accrued interest and then against unpaid principal); the remaining balance, if any, including accrued interest, shall be all due and payable on December 31, 1997. The Debtor shall segregate from its cash on hand an amount equal to five percent (5%) of the net proceeds it may receive as a result of its Mortgage Note offering and set aside same in a segregated, interest-bearing account, earmarked towards the mandatory minimum annual payments called for hereunder. No distribution(s) will be made to Classes 30, 31 or 32 until the members of Class 29 have been paid in full. No portion of any Allowed Unsecured Claim shall include attorneys' fees, default interest, late penalties or similar charges or costs of any kind, accrued or incurred post-petition, unless the same have been approved by the Court in accordance with the procedure set forth in Article IX, Section 9.01 hereof.
      Class 30: The Class 30 Claimants shall receive future quarterly distributions by the Reorganized Debtor after the members of Class 29 have been paid in full. These claims will bear interest at the rate of 7% per annum after the Effective Date. Payments will be made out of cash on hand after deducting on a quarterly basis a reserve for 12 months' future operations by the Reorganized Debtor, which reserve shall include amounts necessary to pay anticipated interest and property tax and bond obligations relating to the Mortgage Notes to the extent not already reserved for under the Indenture. No distribution(s) will be made to either Classes 31 or 32 until the members of Class 30 have been paid in full. No portion of any Allowed Unsecured Claim shall include attorneys' fees, default interest, late penalties or similar charges or costs of any kind, accrued or incurred post-petition, unless the same have been approved by the Court in accordance with the procedure set forth in Article IX, Section 9.01 hereof.
      Class 31: The Debtor believes that the Court will determine that the treatment of Class 31 hereunder does not impair said Class under Section 1124 of the Bankruptcy Code. Notwithstanding the foregoing, and without the Debtor waiving its right to claim at the time of the hearing on Confirmation that the treatment of Class 31 hereunder does not impair the legal, equitable or contractual rights of said Class, the Class 31 claimants will be entitled to distributions from the Reorganized Debtor if and only if successful in the Daniels Litigation against the Debtor (Reorganized Debtor). The Debtor will continue to vigorously defend the Daniels Litigation. Any judgment rendered against the Debtor (or Reorganized Debtor) in the Daniels Litigation (the "Daniels Judgment") is subordinated pursuant to Section 510(b) of the Code to be of the same priority for distribution purposes as Class 32 claimants and shall have the same rights of such class under
Section 1129 of the Bankruptcy Code pursuant to that certain judgment entered by the Bankruptcy Court on June 10, 1993 in Adversary Number SA 93-01239 JW. In the event that the Daniels Judgment occurs, the Class 31 claimants shall receive distribution(s) by the Reorganized Debtor at such time after the Confirmation Date as distribution(s) are made to Class 32 Stockholders. The Class 31 claimants' share of such future distribution(s) shall be determined by multiplying the amount of any proposed distribution(s) by a fraction, the numerator of which shall be the amount of the Daniels Judgment and the denominator of which shall be the total of the dollar amount of said Daniels Judgment plus the dollar amount of stockholder equity listed in the Debtor's or Reorganized Debtor's balance sheet for the calendar quarter immediately preceding the entry of the Daniels Judgment.
No portion of any Allowed Unsecured Claim shall include attorneys' fees, default interest, late penalties or similar charges or costs of any kind, accrued or incurred post-petition, unless the same have been approved by the Court in accordance with the procedure set forth in Article IX, Section 9.01 hereof.

                              ARTICLE VI
               Execution and Implementation of the Plan

      6.01.  Overview
      The objective of the Plan is to realize the full value of the Debtor's various Projects for Creditors and Stockholders. Three of the Projects, Moovalya Plaza, Cordova Retail Center and Anita Drive, are fully developed. A fourth Project, Alder Creek, will be developed out of funds on hand and consequently will not need any additional outside capital during the period it is held for development and sale by the Reorganized Debtor. The Debtor has determined that it is not in the best interests of creditors that it retain (or take any further steps to retain) Centerpointe or Cordova Station.
      The four Development Projects (Truxel 75, Gateway Five West, Northpointe and Laguna) may require the infusion of additional outside capital to realize their full value. The additional funding may be needed to complete entitlement and development work and service the indebtedness secured by the Development Projects.

      The Debtor does not have sufficient funds internally to pay all the costs associated with the retention of all of the Development Projects. As a result, it will be entering into borrowing arrangements with the Indenture Trustee as well as possibly with unaffiliated third party investors. Under these arrangements the Debtor will borrow monies on a first priority basis and may thereby be in a position to pay off the existing lenders on the Development Projects in an accelerated fashion.
      6.02.  Summary of Mortgage Note Offering
      The Debtor, through its Mortgage Note offering, will make available to its Stockholders and other accredited parties interests in 25% interest bearing notes secured by first trust deeds on its Development Projects. It anticipates a $2,000,000 minimum subscription and a $35,000,000 maximum subscription. Certificates will be issued in denominations of $500 and any integral multiple thereof, with a minimum original balance of $1,000. The maturity of the Mortgage Notes will be December 31, 1996. The Mortgage Notes will have a 10% per annum quarterly "pay rate" and a 15% per annum "accrual rate", predicated upon a simple interest calculation. Out of the funding, funds will be placed in an interest reserve account sufficient to pay the quarterly 10%
"pay rate" and property tax, bond and assessment payments for the first twelve months following the issuance.
      The Mortgage Notes will be issued predicated upon a loan to value ratio of not more than 50%, i.e., real property covered by the first trust deed shall have an appraised value from an MAI appraiser of at least 200% of the sum of (i) the amount of the notes secured thereby plus (ii) the then outstanding amount of all tax installment redemption amount(s) with respect to the secured parcel(s) within six months of the date of the issuance thereof.
The Debtor will agree that in the event of a default under any of the Mortgage Notes that it will not utilize the Bankruptcy Code or its pending bankruptcy proceeding in order to inhibit the prompt foreclosure rights by the Indenture Trustee. A more detailed description of the Mortgage Note Offering is contained in the Prospectus, a copy of which is attached to the Disclosure Statement as Exhibit "F".
      From the Approval Date through the earlier of (i) the Effective Date (unless prior to the Effective Date at least $2,000,000 in Subscription Amounts has been deposited into the Escrow Account); (ii) the date which is ninety (90) days after the Effective Date; (iii) the date (the "Outside Termination Date") which is ten (10) months after the Approval Date (subject to the Debtor's request, after notice and a hearing before the Court, for an extension of the Outside Termination Date for up to an additional sixty (60) days); or (iv) the date that the Debtor elects, in its sole discretion, to terminate the Mortgage Note Offering, Stockholders and other accredited third parties will be given the right to acquire interests in the Mortgage Notes. The offering being made to Stockholders and other accredited third parties through the Prospectus shall be exempt from registration and qualification requirements of federal and state securities laws pursuant to 11 U.S.C. Section 364(f). Stockholders who subscribe to the Debtor's Mortgage Note Offering will become Participating Stockholders. If insufficient subscriptions are obtained to reach the minimum requirement, any monies raised will be returned to the Participating Stockholders.
      6.03.  Effect of Unsuccessful Mortgage Note Offering
      The Debtor presumes that it will be successful in its Mortgage Note Offering and thereby raise sufficient capital to fund all payments required under its Plan as well as to pay off, on an accelerated basis, selected Secured Claims. In the event that the Mortgage Note Offering is partially successful or totally unsuccessful, it is probable that some of the initial payments called for under the Plan to certain Secured Creditors (those in Classes 1 (in part), 3, 4, and 19 through 24 may not be made and such Creditors would thereupon proceed to foreclose upon the real property securing their property taxes, various bonds and promissory notes.

                              ARTICLE VII
               Request for Finding of Fair and Equitable
                     Treatment of Impaired Classes

      7.01. The Debtor, as the proponent of this Chapter 11 Plan, hereby requests pursuant to Section 1129(b) of the Code, that this Court find that the provisions of this Plan provide fair and equitable treatment to those Claimants and interest holders who are impaired under the Plan and who elect not to accept the Plan, and that this Court confirm the Plan ("cramdown") notwithstanding the requirement of Section 1129(a)(8) as to such Claimants.

                             ARTICLE VIII
         Conditions Precedent to Distributions Under the Plan

      In addition to the other terms and conditions set forth herein, the following shall constitute conditions precedent to any Claimant's right to participate in the distributions under the
Plan:

      8.01. As a condition to participation in the distributions under the Plan, all Creditors shall execute and deliver to the Reorganized Debtor or join in the execution or delivery of any instrument necessary for consummation of the Plan.
      8.02. Within ten (10) days of the Effective Date, the Class 6 through Class 24 Claimants shall provide the Debtor with evidence that a notation has been placed upon the originals of their promissory notes reflecting the fact that said notes have been modified and amended by the Plan. Any Claimant that fails to comply with this provision shall not be entitled to receive payments or accrue interest on its Claim until this condition has been satisfied.
      8.03. As a condition to participation in distributions under the Plan, any Person against whom a turnover judgment has been entered in this case shall turn over to the Reorganized Debtor the property, or the value thereof, ordered turned over by such judgment. No Person against whom a turnover judgment has been entered shall have any right to participate in distributions under the Plan until such Person turns over to the Reorganized Debtor the required amount, or the value thereof, and such Person shall forfeit any rights to distribution which the Plan contemplates and which would have occurred during the period of noncompliance with any turnover judgment. Any right of any such Person to participate in distributions under the Plan shall terminate six months from Confirmation in the event such Person has not by that time turned over to the Reorganized Debtor the required property or the value thereof. Notwithstanding the foregoing, nothing contained herein shall limit any right of the Reorganized Debtor to enforce any judgment of the Court.
      8.04. As a condition to participation in distributions under the Plan, any Person against whom a preference judgment has been entered shall turn over to the Reorganized Debtor the property preferentially transferred or the value thereof. No Person shall have any right to participate in distributions under the Plan until such Person turns over to the Reorganized Debtor the required property or the value thereof, and such Person shall forfeit any rights to distributions which the Plan contemplates and which would have occurred during the period of noncompliance with any preference judgment. Any right of any Person to participate in distributions under the Plan shall terminate five years from Confirmation in the event such Person has not by that time turned over to the Reorganized Debtor the required property or the value thereof.

                              ARTICLE IX
             Disallowance of Claims/Retention of Property

      9.01. Notwithstanding anything to the contrary herein, no attorney's fees or other "professional" fees (as the term "professional" is defined in 11 U.S.C. Section 327) or default interest, late penalties or any similar charge claimed after the Petition Date shall be compensable by the Debtor, or out of property of the estate, nor shall the same constitute part of an Allowed Claim, until the creditor seeking to recover said fees from the Debtor or the estate has had such fees approved as "reasonable" or otherwise properly payable by the Bankruptcy Court. Such approval must be made through a motion for the recovery of same made on no less than twenty-one (21) days' written notice to the Debtor, the Unsecured Creditors' Committee, the Stockholders' Committee and the Office of the United States Trustee. Any professional fees or default interest, late penalties or similar charges claimed after the Petition Date claimed by a creditor of the estate as compensable by the Debtor or the estate which have not been approved through the above procedure within sixty (60) days after the Confirmation Date shall be barred.
      9.02. Notwithstanding anything contained herein, the Reorganized Debtor shall have the right to request the Court to disallow any Claim of any Person from which property is recoverable under section 542, 543, 550, or 553 of Title 11 or that is a transferee of a transfer avoidable under section 544, 545, 547, 548, or 549 of Title 11 unless such Person or transferee has paid the amount, or turned over any such property, for which such Person or transferee is liable.
      9.03. Except as otherwise specifically provided herein, the Reorganized Debtor shall retain all property of the estate including any rights under avoidance actions, which shall become property of the Reorganized Debtor.
      9.04. All claims objections shall be filed within six (6) months after the Effective Date, unless the Debtor obtains an extension of this deadline through a noticed motion.
      9.05.  Any payment(s) called for under the Plan (which include
(a) checks issued by the Reorganized Debtor which have been returned as undeliverable without a proper forwarding address or
(b) checks issued by the Reorganized Debtor which were not mailed or delivered because of the absence of a proper address with which to mail or deliver same) shall be deposited by the Reorganized Debtor into an unclaimed property reserve to be held in trust for the benefit of the holders of Allowed Claims entitled thereto under the terms of the Plan. For a period of three (3) years following the Effective Date, such unclaimed property shall be held in the unclaimed property reserve for the benefit of the holders of Allowed Claims which have failed to claim such property. After the expiration of three (3) years following the Effective Date, such unclaimed property due the holder of an Allowed Claim shall be released from the unclaimed property reserve and delivered to such holder upon presentation of proper proof by such holder of its entitlement thereto. At the end of the third year following the Effective Date, the holders of Allowed Claims theretofore entitled to said unclaimed property shall cease to be entitled thereto and the same shall then become the property of the Reorganized Debtor.

                               ARTICLE X
                   Designation of Reorganized Debtor
                      as Representative of Estate

      Pursuant to Section 1123(b)(3)(B) of the Code, the Reorganized Debtor is designated as the representative of the estate of the Debtor.

                              ARTICLE XI
                         Modification of Plan

      The Debtor may propose amendments or modifications to this Plan at any time prior to confirmation or at the confirmation hearing, without leave of the Court, upon proper notice. After confirmation, the Debtor may, with the approval of the Court, and so long as it does not materially or adversely affect the interest of creditors or Equity Security Holders, remedy any defect or omission, or reconcile any inconsistencies in the Plan, or the order of confirmation, in such manner as may be necessary to carry out the purposes of this Plan.

                              ARTICLE XII
                          Executory Contracts

      All prepetition unexpired leases in which the Debtor is the lessor and which have not been previously rejected during the course of this Chapter 11 case, shall be assumed through this Plan. All other prepetition executory contracts and/or unexpired leases not previously assumed or rejected during the course of this Chapter 11 case shall be deemed rejected unless set forth on Exhibit "3" hereto. All claims arising from the rejection of executory contracts and/or unexpired leases must be filed with the Court within thirty (30) days of the Confirmation Date or shall be barred.

                             ARTICLE XIII
                        Effect of Confirmation

      13.01 From and after the Confirmation Date, the Debtor will be discharged from any and all debts dischargeable under Section 1141(d) of the Bankruptcy Code, and confirmation of the Plan, which shall occur on the Confirmation Date shall otherwise have all of the effects provided in such Section 1141 which are not inconsistent with the terms of the Plan.
      13.02 From and after the Confirmation Date all loan documents, trust deeds and other contracts documenting claims against the Debtor shall be deemed modified and/or superseded completely, as the case may be, by the terms of the Plan. After the Confirmation Date, Claims shall be paid only in accordance with the Plan, and any effort by any claimant to compel the Debtor to pay such Claimant more than its Allowed Claim, or to pay its Claim in any manner other than as provided for in the Plan shall constitute a violation of the Order confirming the Plan and 11 U.S.C. Section 1141.
      13.03 From and after the Confirmation Date, any cash collateral stipulation or order regarding the use of cash collateral then effective in this proceeding, shall be rendered null and void, and the terms of the Plan shall be controlling.
      13.04 Pursuant to Section 1142(a), notwithstanding any other applicable non-bankruptcy law, rule or regulation relating to financial condition, the Debtor is authorized to carry out the terms of the Plan. Moreover, all claimants holding liens on the Project, are directed, pursuant to 11 U.S.C. Section 1142(b), to execute or deliver, or to join in the execution or delivery, of any instrument or other document required to effect a transfer of property dealt with by the Plan, and to perform any other act, including the satisfaction of any lien that is necessary for the consummation of the Plan. To the extent that any lienholder fails to comply with this provision, the Debtor may seek an order from the Bankruptcy Court, on an expedited basis, compelling compliance with this provision, and during the time period encompassed by this compliance, no payments shall be made to the noncomplying Creditor under the Plan, and any such Creditor shall be responsible for all costs and damages incurred by the Debtor as a result of its noncompliance with this provision.

                              ARTICLE XIV
                       Retention of Jurisdiction

      The Court shall retain jurisdiction of this Chapter 11 case until this Plan has been fully consummated, pursuant to and for the purposes set forth in the Code, and specifically for the purpose of:
      14.01. Classification of the Claim of any Creditor in the reexamination of Claims which have been allowed for the purposes of voting for the determination of such objections as may be filed to Creditors' Claims. The failure by the Debtor to object to or examine any claim for the purpose of voting shall not be deemed to be a waiver of Debtor's right to object to or reexamine the Claim in whole or in part.
      14.02. The allowance of compensation or other administrative expenses.
      14.03. To hear and determine Claims concerning state, local, and federal taxes pursuant to sections 346, 505, 525, and 1146 of the Bankruptcy Code.
      14.04. To hear and determine any action or proceeding brought by Debtor under sections 510, 542, 543, 544, 545, 547, 548, 549,
550, 551, and 553 of the Bankruptcy Code, whether such action or proceeding is brought before or after the Effective Date.
      14.05. To hear and determine all actions and proceedings which relate to pre-confirmation matters brought by the Debtor whether such action or proceeding is brought before or after the Effective Date.
      14.06. The determination of any issues relating to the assumption or rejection of executory contracts and unexpired leases including the assumption or rejection of executory contracts or unexpired leases not expressly dealt with herein.
      14.07. The correction of any defects, the curing of any omission, or the reconciliation of any inconsistency of this Plan or in the Order of Confirmation as may be necessary to carry out the purposes and intent of this Plan.
      14.08. The modification of this Plan after confirmation pursuant to the Bankruptcy Rules and Title 11 of the United States Code.
      14.09. The enforcement and interpretation of the terms of this Plan.
      14.10. The entry of any order, including injunctions, necessary to enforce title, rights and powers of the Debtor, and to impose such limitations, restrictions, terms and conditions of such title, rights and powers as this Court may deem necessary including, without limitation, any right of the Debtor to recover assets pursuant to the provisions of the Bankruptcy Code.
      14.11. The determination of the validity, extent and priority of all liens and security interests against property of the Debtor's Chapter 11 estate.
      14.12. To hear and determine such matters and make such orders as are consistent with the Plan as may be necessary or desirable to carry out the provisions thereof.
      14.13. Any disputes arising under or relating to any order entered by the Court in this proceeding.
      14.14. To hear and determine such matters and make such orders as may be necessary to implement the Mortgage Note offering previously approved by this Court.
      14.15. The entry of an order concluding and terminating this Chapter 11 case.

DATED:  February 17, 1994        THE CENTENNIAL GROUP, INC.
                                 a Delaware corporation
                                 Debtor and Debtor-in-Possession



                                 By:_______________________________
                                    Robert Ishii
                                    Executive Vice President/
                                    Chief Operating Officer



LOBEL, WINTHROP & BROKER
JEFFREY W. BROKER
SEAN A. O'KEEFE


By:___________________________
   Jeffrey W. Broker
   Attorneys for Debtor and
   Debtor-in-Possession














                     SIXTH MODIFICATION AGREEMENT

                              (Long Form)


      This Sixth Modification Agreement (this "Agreement") is made as of February __, 1994, by THE CENTENNIAL GROUP, INC., a Delaware corporation ("Borrower"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association ("Bank").


                          Factual Background

      A. Under a Construction Loan Agreement dated November 7, 1988 (the "Loan Agreement"), Bank agreed to make a construction loan (the "Loan") to Borrower. Capitalized terms used here without definition have the meanings given to them in the Loan Agreement.

      B. The Loan is evidenced by a Promissory Note Secured by Deed of Trust dated November 7, 1988 (the "Note"), made payable to Bank in the stated principal amount of $1,300,000.00. The Note is secured by a Construction Deed of Trust with Assignment of Rents, Security Agreement and Fixture Filing dated November 7, 1988 (the "Deed of Trust"), executed by Borrower as trustor, to Continental Auxiliary Company as trustee, for the benefit of Bank as beneficiary. The Deed of Trust was recorded on November 21, 1988 in the Official Records of Sacramento County, California as Instrument No. 264640, at Book 88-1121, Page 2018. The Deed of Trust encumbers certain Property located in Sacramento County, California, as more particularly therein described.

      C. In connection with the Loan, Borrower executed a Secured and Unsecured Indemnity Agreement dated July 3, 1990 ("Borrower's
Indemnity"). Borrower's Indemnity is not a Loan Document, as defined below.

      D. The Loan Documents previously have been modified by (collectively, the "Prior Modifications"): (i) a Revision Agreement dated December 18, 1989 between Borrower and Bank; (ii) a Modification Agreement (Long Form) dated July 3, 1990, between Borrower and Bank; (iii) a Modification Agreement (Long Form) dated January 23, 1991, between Borrower and Bank; (iv) a Modification Agreement (Long Form) dated August 20, 1991, between Borrower and Bank; and (v) a Modification Agreement dated October 24, 1991, between Borrower and Bank.

      E. As used herein, the term "Loan Documents" means the Loan Agreement, the Note, the Deed of Trust, the Prior Modifications, and any other documents executed in connection with the Loan, including those which evidence, guaranty, secure or modify the Loan, as any or all of them may have been amended to date. This Agreement is a Loan Document.

      F. The outstanding principal balance of the Loan as of December 1, 1993 is $875,733.70. Bank is no longer obligated to make any further disbursements to Borrower.

      G. The Note matured on February 1, 1992 and has not been repaid.

      H. On December 13, 1991, Borrower commenced its Chapter 11 bankruptcy case by filing a Chapter 11 petition in the United States Bankruptcy Court, Central District of California, Case No. SA-91-41813 JW (the "Bankruptcy"). In connection with the Bankruptcy, Borrower has filed Debtor's Second Amended Chapter 11 Plan of Reorganization (the "Second Amended Plan").

      I. Pursuant to the terms of the Second Amended Plan, Borrower and Bank have agreed to modify the Loan as set forth below.


                               Agreement

      Therefore, Borrower and Bank agree as follows:

      1.   Recitals.  The recitals set forth above in the Factual
Background are true, accurate and correct.

      2. Reaffirmation of Loan. Borrower reaffirms all of its obligations under the Loan Documents and Borrower's Indemnity. Borrower agrees to execute any and all additional documents that Bank reasonably requires to further reaffirm such obligations. Borrower acknowledges that it has no claims, offsets or defenses with respect to the payment of sums due under the Note or any other Loan Document or Borrower's Indemnity. In the event of any inconsistency between the terms of the Loan Documents or Borrower's Indemnity and the terms of the Second Amended Plan, the terms of the Loan Documents and Borrower's Indemnity shall govern.

      3. Modification of Loan Documents. Effective prospectively as of the Effective Date (as defined in Section 6 below), the Loan Documents are hereby amended as follows:

           3.1 Exhibit A of the Note is deleted in its entirety. Paragraph 2 of the Note is deleted in its entirety and replaced with the following new paragraph 2:

                 "2. As used in this Note, the term "Effective Date" shall have the same meaning given to such term in the Sixth Modification Agreement (Long Form) dated February __, 1994, between Borrower and Bank. As of the Effective Date, the Note Rate shall be changed to equal (i) the Reference Rate (as defined below) in effect on the Effective Date, plus (ii) two percent (2%) per annum (the "Initial Note Rate"). Upon the expiration of the last day of the twelfth (12th) month following the month in which the Effective Date occurs, and upon the expiration of the last day of each twelve (12) month period thereafter during the remaining term of the Note (each, an "Adjustment Date"), the Note Rate shall be adjusted to equal the lesser of the following: (i) the Reference
Rate (as defined below) in effect on the applicable Adjustment
Date, plus two percent (2%) per annum; (ii) the Note Rate in effect immediately prior to such Adjustment Date, plus two percent (2%)
per annum; and (iii) the Initial Note Rate, plus five percent (5%) per annum. The Initial Note Rate, and each subsequently adjusted Note Rate, shall remain constant until the next succeeding
Adjustment Date. The term "Reference Rate" shall mean the rate of interest publicly announced from time to time by Bank at San Francisco, California as its Reference Rate. The Reference
Rate is set by Bank based on various factors, including Bank's costs and desired return, general economic decisions and other factors, and is used as a reference point for pricing loans. Bank may price loans at, above or below the Reference Rate. Any change in the Reference Rate shall take effect on the day specified in the public announcement of such change. Borrower agrees Interest shall be calculated on the basis of a 360-day year and actual days elapsed, which results in more interest than if a 365-day year were used."

           3.2 Paragraph 3 of the Note is deleted in its entirety and replaced with the following new paragraph 3:

                 "3. As used in this Note, the term "Installment Commencement Date" shall mean the first day of the month immediately following the month in which the Effective Date occurs. Monthly installments of principal and interest in the applicable amount described below shall be due and payable in arrears commencing on the Installment Commencement Date, and on the 1st day of each month thereafter during the remaining term of the Note.
The initial monthly installment amount shall equal an amount which would fully amortize the Loan balance existing on the Effective Date, over a 240 month amortization period that began on the Effective Date, assuming that the Initial Note Rate remained constant during such amortization period. The monthly installment amount shall be adjusted thereafter on each Adjustment Date to equal an amount which would fully amortize the then remaining Loan balance, over the then remaining portion of the 240 month amortization period that began on the Effective Date, assuming that the then applicable Note Rate (i.e. as adjusted on such Adjustment
Date) remained constant during the remaining amortization period. The initial monthly installment amount, and each subsequently adjusted monthly installment amount, shall remain constant until the next succeeding Adjustment Date. Bank shall give Borrower notice of the initial monthly installment amount, and each subsequently adjusted installment amount, provided, however, that Bank's failure to give such notice shall not relieve Borrower of the obligation to pay the amounts owing under this Note. Each monthly installment shall be applied (in the following order) to late charges, accrued and unpaid interest as of the due date of the installment, and principal, unless an Event of Default exists, in which event Bank may apply the monthly installment in such manner as Bank determines in its sole discretion. Notwithstanding the above, all principal and accrued and unpaid interest shall become due and payable on the fifth (5th) annual anniversary of the Effective Date (the "Maturity Date")."

           3.3   Paragraph 4 of the Note is hereby deleted.

           3.4 Paragraph 7 of the Note is deleted and replaced with the following new paragraph 7:

                 "7. Borrower acknowledges that late payment to Bank of any monthly installment will cause Bank to incur administrative and other costs not contemplated by this Loan. Such costs include, without limitation, processing and accounting charges. Therefore, if Bank has not received the full amount of any monthly installment within 15 calendar days after the date it is due, Borrower will pay an additional sum to Bank in the amount of 5% of the overdue installment as a late charge. This late charge shall be payable only once on any late monthly installment. If any such late charge is not recognized as liquidated damages to Bank (as contemplated by the parties), and is deemed to be in excess of the amount permitted to be charged to Borrower under applicable law, Bank shall be permitted to collect a late charge only in the highest amount permitted by law, and any amount actually collected by Bank in excess of such lawful amount shall be applied as a payment in reduction of outstanding principal. In addition to (and not in lieu of) the foregoing late charge, if any monthly installment is not paid within 15 calendar days after the date it is due, such monthly installment shall bear interest from the date it is due until paid at an annual rate (the "Default Rate") of 3% in excess of the then applicable Note Rate. Borrower acknowledges that such interest is a charge for the Borrower's use of the delinquent amount and not for administrative costs which are intended to be covered by the late charge."

           3.5   Section 2.13 of the Loan Agreement (Financial
Information) is amended and restated in its entirety as follows:

                 "2.13 Financial Information. Borrower shall keep true and correct financial books and records with respect to the operation of the Property. Borrower shall deliver to Bank during the remaining term of the Loan, in form and detail satisfactory to Bank, the following financial information:

                 (a) as soon as available and in any event not later than 15 days following the last day of each calendar month, an operating statement (on a cash basis) for such month reflecting all cash income and expenses (including reserves) with respect to the operation of the Property, certified by the chief financial officer of Borrower to be true and correct;

                 (b) as soon as available and in any event not later than 45 days following the last day of each of the first three quarters of each fiscal year, (i) financial statements (i.e. a balance sheet, income statement and cash flow statement) for Borrower for such quarter, prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"), and
(ii) an updated rent roll for the Property, each certified by the chief financial officer of Borrower to be true and correct; and

                 (c) as soon as available and in any event not later than 90 days following the last day of each fiscal year, (i) financial statements (i.e. a balance sheet, income statement and cash flow statement) for Borrower for such fiscal year, prepared in accordance with GAAP, and audited by an independent certified public accountant, and (ii) an updated rent roll for the Property, certified by the chief financial officer of Borrower to be true and correct; and

                 (d) Borrower shall also promptly provide Bank with any additional audited financial information that Borrower may obtain, as well as signed copies of any tax returns and such other information concerning its affairs and properties as Bank may reasonably request.

           3.6 Borrower agrees that Bank's attorneys fees incurred in this transaction in the amount of $5,780.00 shall be deemed protective advances and added to the principal balance of the Loan (and shall bear interest and be payable in the same manner as other principal owing under the Note and shall be secured by the Deed of Trust).

           3.7 Borrower shall pay to Bank, within five days following the Effective Date, a principal payment on the Note equal to: (i) the number of monthly installments that accrued on the Note during the period from the Plan Confirmation Date (as defined in Section 7.1 below) through the Effective Date; multiplied by (ii) the amount of the new monthly Note installment (as determined on the Effective Date pursuant to this Agreement) less the amount of the monthly Note installment immediately prior to such adjustment.

           3.8 The Deed of Trust is modified to secure payment and performance of the Loan as amended to date, in addition to all other "Secured Obligations" as therein defined. The foregoing notwithstanding, certain obligations continue to be excluded from the Secured Obligations, as provided in the Deed of Trust."

      4. One-Time Right To Have Loan Documents Assumed By Purchaser Of The Property. Notwithstanding anything in the Loan Documents to the contrary, it shall be an "Event of Default" under the Loan Documents if, without complying with the provisions of this Section, any of the following events occur: (i) Any sale, contract to sell (unless conditioned upon compliance with this Section), conveyance, encumbrance, or other transfer of all or any part of or any interest in the Property, whether voluntary, involuntary, by operation of law or otherwise; (ii) If Borrower is a corporation, any transfer or transfers of shares which, in the aggregate, constitute more than 50% of the voting power of Borrower (excluding, however, any publicly held shares if Borrower is a publicly held corporation); (iii) If Borrower is a partnership, any transfer or transfers of partnership interests which directly or indirectly, in the aggregate, constitute more than 50% of the partnership interests in Borrower; or (iv) If Borrower is any other form of entity, any transfer or transfers of ownership interests which directly or indirectly, in the aggregate, constitute more than 50% of the ownership interests in Borrower. Notwithstanding the above, The Centennial Group, Inc., a Delaware corporation ("The Centennial Group"), and only The Centennial Group, may have the Loan Documents assumed by a bona fide third party purchaser of the Property one time only, provided that each of the following conditions are satisfied prior to or concurrently with the transfer of the Property to such purchaser:

           4.1 Bank shall receive a loan assumption fee equal to one percent (1%) of the loan balance outstanding as of the date of assumption. Such fee is independent of and in addition to any cost reimbursement to Bank required in connection with the assumption.

           4.2 No Event of Default, or event or condition that with the giving of notice or the passage of time would become an Event of Default, then exists.

           4.3 Bank shall have approved, in its good faith discretion, the creditworthiness, real estate experience and management ability (and any other factors deemed material by Bank) of the proposed purchaser in accordance with then applicable laws, regulations, underwriting criteria and internal Bank policies and guidelines. Without limiting the generality of the foregoing, Bank may require the proposed purchaser to (i) demonstrate its financial capacity to service the debt being assumed, (ii) demonstrate that neither it (nor its principals) have ever filed (or had filed against them with cause) any bankruptcy or other similar proceeding or lost any property by foreclosure or deed in lieu of foreclosure,
(iii) provide banking references demonstrating positive banking relationships, and (iv) demonstrate that the operation of shopping centers is part of its ordinary course of business.

           4.4 The proposed purchaser must acquire fee title to the Property concurrently with the assumption of the Loan Documents.

           4.5 The assumption must be effected by documentation prepared by Bank. Such documentation may include appropriate amendments to the Loan Documents and an environmental indemnity on Bank's then standard form. Bank must receive such assurance, including any applicable title policy endorsements required by Bank, as Bank may require that the lien and priority of its Deed of Trust will not be affected by the assumption.

           4.6 Bank shall receive reimbursement for its actual costs incurred in connection with the assumption (including attorneys fees, title and recording costs, appraisal fees and any other costs, and allocated in-house costs).

           4.7 At the time the Loan Documents are assumed, at least 78% of the rentable square footage within the shopping center situated on the Property must be occupied by tenants under bona fide written leases entered into in accordance with the provisions of the Loan Agreement. Bank may disregard any leases that are then in default.

           4.8 At the time the Loan Documents are assumed, the Property shall have a minimum annualized "Debt Coverage Ratio" (as defined below) of 1.00:1.00. As used in this Section, "Debt Coverage Ratio" shall mean the ratio of (i) net operating income produced from the operation of the Property on an annualized cash basis, to (ii) debt service owing on the Loan on an annualized basis. Bank shall reasonably determine the "Debt Coverage Ratio" based on an annualization of the monthly cash operating statements provided by The Centennial Group to Bank as provided in Section 3.5 above. Bank may disregard any leases that are then in default.

           4.10 At the time the Loan Documents are assumed, the ratio of (i) the then total outstanding amount of the Loan to
(ii) the then current market value of the Property shall not exceed 75% (the "Maximum Loan-to-Value Ratio"). For purposes of this Section, Bank may obtain at The Centennial Group's expense a current (i.e. within six months of the date of assumption of the Loan Documents) appraisal by an independent MAI certified appraiser. Such appraisal shall determine the then current market value of the Property using a methodology which (i) conforms to then-current regulatory requirements, (ii) is considered by Bank to be reasonable and appropriate under the circumstances, and
(iii) takes into account then-current market conditions, including vacancy factors, discount rates, and rental rates and concessions.

Provided that all of the above conditions are satisfied or waived by Bank in writing in its sole discretion, at such time as the assumption of the Loan Documents by the proposed purchaser becomes final and effective, The Centennial Group will be released from further personal liability with respect to the repayment of the Note. The one time right to have the Loan Documents assumed in this Section is personal to The Centennial Group and shall terminate after such right is exercised by The Centennial Group.

      5    Future Default.  In the event that Borrower subsequently
defaults on its obligations under the Note, the Deed of Trust or any of the Loan Documents, Bank shall be entitled to record a notice of default (or, if appropriate, to continue its foreclosure of any prior recorded notice of default) and accelerate the entire unpaid indebtedness and/or exercise such other remedies as are available under the Loan Documents or California law. In the event of such a default, Borrower agrees that: (i) Bank may obtain emergency relief from the Bankruptcy court upon 24 hours' tele-phonic notice to the Borrower and counsel for the Borrower to proceed with the enforcement of the foregoing remedies;
(ii) Borrower will not oppose the relief described in the preceding clause (i) or any motion for relief from automatic stay filed by Bank in connection with the Bankruptcy or any subsequent bankruptcy proceeding filed by any of them with respect to the Property; and
(iii) Borrower will not attempt to file any action to enjoin a foreclosure sale of the Property by Bank including pursuant to, among other things, Bankruptcy Code Section 105 in connection with the Bankruptcy or any subsequent bankruptcy proceeding.

      6. Waivers and Releases. Borrower hereby knowingly makes the following acknowledgments, agreements, waivers and releases to and for the benefit of Bank and the other entities and persons described below:

           6.1 Borrower, on behalf of itself and all partnerships, corporations and other entities which it controls or in which it has an interest (the "Non-Bank Affiliates"), hereby releases and forever discharges Bank and its affiliates, agents, employees, officers, representatives, attorneys, predecessors, successors and assigns (collectively, the "Bank Affiliates") of and from any and all claims, demands and cause or causes of action of any nature whatsoever, whether known or unknown, fixed or contingent, matured or unmatured, or otherwise now existing or hereafter arising out of, related to or connected with any transactions between Bank (and/or the Bank Affiliates) and Borrower (and/or the Non-Bank Affiliates), or any of them, arising from or related to the Bankruptcy, the Loan and/or the Loan Documents (or any of them), including without limitation any and all claims, demands and cause or causes of action arising out of, related to or connected with Bank's (or any Bank Affiliate's) negotiation, execution, performance, enforcement of, or acts or omissions with respect to the Bankruptcy, the Loan and/or the Loan Documents (or any of them). Borrower represents and warrants that it has not heretofore sold, assigned, hypothecated or otherwise transferred to any third party any rights or interests in or to any such claims, demands or causes of action.

           6.2 Borrower acknowledges that it may have claims against Bank and/or some or all of the Bank Affiliates of which it has no knowledge at the time of the execution of this Agreement. Borrower further acknowledges and agrees that the release set forth in this Section is specifically intended to and does extend to any and all claims and causes of action in any way based upon, con-nected with, or related to the Bankruptcy, the Loan and/or the Loan Documents (or any of them) or any other dealings between the parties, whether known or unknown, claimed or suspected. As further consideration and inducement to Bank, Borrower hereby waives the provisions of Section 1542 of the California Civil Code, which reads as follows:

                 "a general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."


                      ___________________
                      Borrower's Initials


      7. Conditions Precedent. This Agreement shall become effective on the date (the "Effective Date") that Bank records a short form of this Agreement in the Official Records. Bank shall have no obligation to record the short form of this Agreement unless and until all of the following conditions have been satisfied on or before May 1, 1994, at Borrower's sole cost and expense in a manner acceptable to Bank (or waived by Bank in writing) in the exercise of Bank's sole judgement:

           7.1 The order of the Bankruptcy court confirming the Second Amended Plan has been entered, and the applicable time period for appeal thereof has expired with no appeal having been filed or with any appeal having been mooted so that the order is final and non-appealable (the "Plan Confirmation Date").

           7.2 Bank shall have received such assurance as Bank may require that the validity and priority of the Deed of Trust has not been and will not be impaired by this Agreement or the transactions contemplated by it, including CLTA Endorsement No. 110.5 to be attached to Title Policy No. 901941 dated September 14, 1989, issued by First American Title Insurance Company.

           7.3 Bank shall have received fully executed and, where appropriate, acknowledged originals of this Agreement, the short form of this Agreement and any other documents which Bank may require or request in accordance with this Agreement or the other Loan Documents including without limitation a corporate resolution of Borrower authorizing this transaction.

           7.4 The short form of this Agreement shall have been recorded in the Official Records of the County of Sacramento, California, in addition to all other documents which Bank may require to be recorded.

           7.5 Bank shall have received reimbursement, in immediately available funds, of all costs incurred by Bank in connection with this Agreement for title policy endorsements, recording, filing and escrow charges.

           7.6 Borrower shall have obtained and recorded in the Official Records a nonexclusive parking easement establishing that the Property has nonexclusive parking rights with respect to the adjoining 25 parking spaces. Such parking easement shall prior to recordation thereof: (i) be approved by Bank; (ii) satisfy all legal parking requirements affecting the Property; and (iii) be senior in priority (by virtue of subordination agreements if necessary) to any and all liens affecting the adjoining parking spaces so as to prevent any possibility of extinguishment of such parking rights by foreclosure of such liens (and such priority shall be evidenced by an appropriate title policy or endorsement to Bank's existing title policy). Further, prior to recordation thereof Borrower shall submit a copy of the final easement document to the local planning commission with a request that the planning commission confirm in writing that the easement fulfills the parking requirements affecting the Property, and shall use its best efforts to obtain such confirmation.

           7.7 All accrued interest owing under the Note (in accordance with the terms of the Note prior to its modification by this Agreement, without regard to the Maturity Date) shall be paid through the Effective Date of this Agreement.

      8. Borrower's Representations and Warranties. Borrower represents and warrants to Bank as follows:

           8.1 Loan Documents. This transaction has been duly authorized by Borrower, and the individuals executing this Agreement and any other documents executed in connection with this Agreement have the power and authority and are duly authorized to execute such documents and bind Borrower. All representations and warranties made and given by Borrower in this Agreement and any and all documents executed in connection with this Agreement are true, accurate and correct.

           8.2 No Default. Except as described in Recital F to this Agreement, no Event of Default has occurred and is continuing, and no event has occurred and is continuing which, with notice or the passage of time or both, would be an Event of Default.

           8.3 Property. Borrower lawfully possesses and holds fee simple title to all of the Property which is real property, and the Deed of Trust is a first and prior lien on that property. Borrower owns all of the Property which is personal property free and clear of any reservations of title and conditional sales contracts, and also of any security interests other than the Deed of Trust, which is a first and prior lien on such property. There is no financing statement affecting any Property on file in any public office except for financing statements in favor of Bank.

           8.4 Borrowing Entity. Borrower continues to be a corporation which is duly organized and validly existing under the laws of the State of Delaware and qualified to do business in the State of California, and there have been no changes in the formation documents of Borrower since the inception of the Loan. Borrower is a publicly held corporation and no one person or entity currently holds more than 15% of the outstanding shares of Borrower.

      9. Incorporation. This Agreement shall form a part of each Loan Document, and all references to a given Loan Document shall mean that document as hereby modified.

      10. No Prejudice; Reservation of Rights. This Agreement shall not prejudice any rights or remedies of Bank under the Loan
Documents or Borrower's Indemnity. Bank reserves, without limitation, all rights which it has against any indemnitor, guarantor, or endorser of the Note.

      11. No Impairment. Except as specifically hereby amended, the Loan Documents and Borrower's Indemnity shall each remain unaffected by this Agreement and all such documents shall remain in full force and effect. Nothing in this Agreement shall impair the lien of the Deed of Trust, which as hereby amended shall remain one deed of trust with one power of sale, creating a first lien encumbering the Property.

      12. Purpose and Effect of Bank's Approval. Bank's approval of any matter in connection with the Loan shall be for the sole purpose of protecting Bank's security and rights. No such approval shall result in a waiver of any default of Borrower. In no event shall Bank's approval be a representation of any kind with regard to the matter being approved.

      13. Disclosure to Title Company. Without notice to or the consent of Borrower, Bank may disclose to any title insurance company which insures any interest of Bank under the Deed of Trust (whether as primary insurer, coinsurer or reinsurer) any information, data or material in Bank's possession relating to Borrower, the Loan, the Improvements or the Property.

      14. Integration. The Loan Documents, including this Agreement and Borrower's Indemnity: (a) integrate all the terms and conditions mentioned in or incidental to the Loan Documents and Borrower's Indemnity; (b) supersede all oral negotiations and prior and other writings with respect to their subject matter; and (c) are intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in those documents and as the complete and exclusive statement of the terms agreed to by the parties. If there is any conflict between the terms, conditions and provisions of this Agreement and those of any other agreement or instrument, including any of the other Loan Documents or Borrower's Indemnity, the terms, conditions and provisions of this Agreement shall prevail.

      15. Miscellaneous. This Agreement and any attached consents or exhibits requiring signatures may be executed in counterparts, and all counterparts shall constitute but one and the same document. If any court of competent jurisdiction determines any provision of this Agreement or any of the other Loan Documents or Borrower's Indemnity to be invalid, illegal or unenforceable, that portion shall be deemed severed from the rest, which shall remain in full force and effect as though the invalid, illegal or unenforceable portion had never been a part of the Loan Documents or Borrower's Indemnity. This Agreement shall be governed by the laws of the State of California, without regard to the choice of law rules of that State. As used here, the word "include(s)" means "includes(s), without limitation," and the word "including" means "including, but not limited to."

THE CENTENNIAL GROUP, INC.,
a Delaware corporation


By: ____________________________
Name: __________________________
Title: _________________________


By: ____________________________
Name: __________________________
Title: _________________________


BANK OF AMERICA NATIONAL TRUST
 AND SAVINGS ASSOCIATION,
a national banking association


By: ____________________________
Name: __________________________
Title: _________________________


By: ____________________________
Name: __________________________
Title: _________________________
























                     FOURTH MODIFICATION AGREEMENT
                              (Long Form)


      This Fourth Modification Agreement (this "Agreement") is made as of February __, 1994, by THE CENTENNIAL GROUP, INC., a Delaware corporation ("Borrower"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association ("Bank"). Bank is the successor by merger to Security Pacific National Bank, a national banking association ("SPNB").


                          Factual Background

      A. Under a Building Loan Agreement dated May 31, 1982 (the "Loan Agreement"), SPNB agreed to make a construction loan (the "Loan") to Centennial Capital Fund, a California limited partnership ("Original Borrower"). Capitalized terms used here without definition have the meanings given to them in the Loan Agreement.

      B. The following documents, among others, were initially executed in connection with the Loan:

           (i)    a Promissory Note dated May 31, 1982 (the
"Note"), executed by Original Borrower, as maker, in favor of SPNB, as payee, in the stated principal amount of $2,550,000.00;

           (ii) a Construction Deed of Trust and Assignment of Rents and Leases dated May 31, 1982 (the "Deed of Trust"), executed by Original Borrower as trustor, to First American Title Insurance Company of Arizona, a corporation as trustee, for the benefit of SPNB as beneficiary. The Deed of Trust was recorded on September 15, 1982 in Docket 1298, page 542 in the Office of the County Recorder of Yuma County (now La Paz County), Arizona (the "Official Records"), and filed on September 28, 1982 as No. 603-21-79 in the records of the Southwest Title Plant, Bureau of Indian Affairs in Albuquerque, New Mexico. The Deed of Trust encumbers certain Property located in La Paz County, Arizona, as more particularly therein described;

           (iii) Security Agreement dated May 31, 1982, executed by Original Borrower, as debtor, in favor of SPNB, as secured party (the "Security Agreement");

           (iv)   a Continuing Guaranty dated May 31, 1982 (the
"Guaranty"), executed by Ronald R. White, John B. Joseph,
Centennial Capital, Inc., a California corporation, Ronald R.
White as Trustee of the Ronald R. White Family Trust, and John B.
Joseph as Trustee of the John B. Joseph Family Trust
(collectively, "Guarantors"); and

           (v) an Attornment Agreement dated May 31, 1982 (the "Attornment Agreement"), executed by the Secretary of the Department of the Interior, the Colorado River Indian Tribes and Original Borrower, in favor of SPNB. The Attornment Agreement was recorded on September 15, 1982, in Docket 1298, Page 554 in the Official Records, and filed on September 28, 1982 as No. 603-21-79 in the Southwest Title Plant, Bureau of Indian Affairs in Albuquerque, New Mexico.

      C. The Loan Documents previously have been modified by the following (collectively, the "Prior Modifications"):

           (i)    a Modification of Building Loan Agreement and
Promissory Note dated August 6, 1984, between SPNB and Original
Borrower, and recorded in Docket _____, Page ___, in the Official
Records;

           (ii) a Loan Assumption Agreement dated June 19, 1987, between SPNB, as lender, Original Borrower, as assignor, and Borrower, as assignee, and recorded on February 1, 1988, as Instrument No. 88-0691 in the Official Records;

           (iii) a Second Modification of Building Loan Agreement and Promissory Note dated December 11, 1989, between SPNB and
Borrower, and recorded in Docket _____, Page ___, in the Official
Records; and

           (iv) a Third Modification of Building Loan Agreement and Promissory Note dated June 1, 1990, between SPNB and
Borrower, and recorded in Docket _____, Page ___, in the Official
Records.

      D. As used herein, the term "Loan Documents" means the Loan Agreement, the Note, the Deed of Trust, the Security Agreement, the Guaranty, the Attornment Agreement, the Prior Modifications, and any other documents executed in connection with the Loan, including those which evidence, guaranty, secure or modify the Loan, as any or all of them may have been amended to date. This Agreement is a Loan Document. The parties acknowledge that certain loan documents for a permanent loan in the face amount of $3,000,000 were prepared and signed by the Borrower (but not the Bank) in or about July, 1985, and that such loan documents never became effective and are not Loan Documents.

      E. The outstanding principal balance of the Loan as of December 1, 1993 is $2,156,610.34. Bank is no longer obligated to make any further disbursements to Borrower.

      F. The Note matured on June 1, 1991 and has not been repaid.

      G. On December 13, 1991, Borrower commenced its Chapter 11 bankruptcy case by filing a Chapter 11 petition in the United States Bankruptcy Court, Central District of California, Case No. SA-91-41813 JW (the "Bankruptcy"). In connection with the Bankruptcy, Borrower has filed Debtor's Second Amended Chapter 11 Plan of Reorganization, as modified (the "Second Amended Plan").

      H. Pursuant to the terms of the Second Amended Plan, Borrower and Bank have agreed to modify the Loan as set forth below.


                               Agreement

      Therefore, Borrower and Bank agree as follows:

      1.   Recitals.  The recitals set forth above in the Factual
Background are true, accurate and correct.

      2. Reaffirmation of Loan. Borrower reaffirms all of its obligations under the Loan Documents. Borrower agrees to execute any and all additional documents that Bank reasonably requires to further reaffirm such obligations. Borrower acknowledges that it has no claims, offsets or defenses with respect to the payment of sums due under the Note or any other Loan Document. In the event of any inconsistency between the terms of the Loan Documents and the terms of the Second Amended Plan, the terms of the Loan Documents shall govern.

      3. Modification of Loan Documents. Effective prospectively as of the Effective Date (as defined in Section 7 below), the Loan Documents are hereby amended as follows:

           3.1    Paragraphs (a), (b), and (c) on page 1 of the
Note (as the foregoing have been amended by the Prior
Modifications), are deleted in their entirety and replaced with the following new paragraphs (a), (b) and (c) as follows:

                  "(a) As used in this Note, the term "Effective Date" shall have the same meaning given to such term in the Fourth Modification Agreement (Long Form) dated February __, 1994, between Borrower and Bank. The principal amount outstanding hereunder from time to time shall bear interest at the applicable rate ("Note Rate") described below. As of the Effective Date, the Note Rate shall be changed to equal (i) the Reference Rate (as defined below) in effect on the Effective Date, plus (ii) two percent (2%) per annum (the "Initial Note Rate"). Upon the expiration of the last day of the twelfth (12th) month following the month in which the Effective Date occurs, and upon the expiration of the last day of each twelve (12) month period thereafter during the remaining term of the Note (each, an "Adjustment Date"), the Note Rate shall be adjusted to equal the lesser of the following: (i) the Reference Rate (as defined below) in effect on the applicable Adjustment Date, plus two percent (2%) per annum; (ii) the Note Rate in effect immediately prior to such Adjustment Date, plus two percent (2%) per annum; and (iii) the Initial Note Rate, plus five percent (5%) per annum. The Initial Note Rate, and each subsequently adjusted Note Rate, shall remain constant until the next succeeding Adjustment Date. The term "Reference Rate" shall mean the rate of interest publicly announced from time to time by Bank at San Francisco, California as its Reference Rate. The Reference Rate is set by Bank based on various factors, including Bank's costs and desired return, general economic decisions and other factors, and is used as a reference point for pricing loans.
Bank may price loans at, above or below the Reference Rate. Any change in the Reference Rate shall take effect on the day specified in the public announcement of such change.

                  (b) As used in this Note, the term "Installment Commencement Date" shall mean the first day of the month immediately following the month in which the Effective Date occurs. Monthly installments of principal and interest in the applicable amount described below shall be due and payable in arrears commencing on the Installment Commencement Date, and on the 1st day of each month thereafter during the remaining term of the Note. The initial monthly installment amount shall equal an amount which would fully amortize the Loan balance existing on the Effective Date, over a 180-month amortization period that began on the Effective Date, assuming that the Initial Note Rate remained constant during such amortization period. The monthly installment amount shall be adjusted thereafter on each Adjustment Date to equal an amount which would fully amortize the then remaining Loan balance, over the then remaining portion of the 180-month amortization period that began on the Effective Date, assuming that the then applicable Note Rate (i.e. as adjusted on such Adjustment Date) remained constant during the remaining amortization period. The initial monthly installment amount, and each subsequently adjusted monthly installment amount, shall remain constant until the next succeeding
Adjustment Date. Bank shall give Borrower notice of the initial monthly installment amount, and each subsequently adjusted installment amount, provided, however, that Bank's failure to give such notice shall not relieve Borrower of the obligation to pay the amounts owing under this Note. Each monthly installment shall be applied (in the following order) to late charges, accrued and unpaid interest as of the due date of the installment, and principal, unless an Event of Default exists, in which event Bank may apply the monthly installment in such manner as Bank determines in its sole discretion. Notwithstanding the above, all principal and accrued and unpaid interest shall become due and payable on the fifth (5th) annual anniversary of the Effective Date (the "Maturity Date").

                  (c) Borrower acknowledges that late payment to Bank of any monthly installment will cause Bank to incur administrative and other costs not contemplated by this Loan. Such costs include, without limitation, processing and accounting charges. Therefore, if Bank has not received the full amount of any monthly installment within 15 calendar days after the date it is due, Borrower will pay an additional sum to Bank in the amount of 5% of the overdue installment as a late charge. This late charge shall be payable only once on any late monthly installment. If any such late charge is not recognized as liquidated damages to Bank (as contemplated by the parties), and is deemed to be in excess of the amount permitted to be charged to Borrower under applicable law, Bank shall be permitted to collect a late charge only in the highest amount permitted by law, and any amount actually collected by Bank in excess of such lawful amount shall be applied as a payment in reduction of outstanding principal. In addition to (and not in lieu of) the foregoing late charge, if any monthly installment is not paid within 15 calendar days after the date it is due, such monthly installment shall bear interest from the date it is due until paid at an annual rate (the "Default Rate") of 3% in excess of the then applicable Note Rate. Borrower acknowledges that such interest is a charge for the Borrower's use of the delinquent amount and not for administrative costs which are intended to be covered by the late charge."

           3.2 The definition of "Maturity Date" on page 3 of the Loan Agreement is hereby deleted in its entirety and replaced with the following new definition of "Maturity Date":

                  "'Maturity Date' shall have the meaning given to such term in the Note."

           3.3 Section 6.8 of the Loan Agreement is amended as follows. Paragraphs (a), (b) and (c) of Section 6.8 are deleted, and the following new paragraphs (a), (b) and (c) are substituted therefor. The following new paragraph (m) is added to the end of
Section 6.8. All other paragraphs within Section 6.8 shall remain unaffected:

                  "(a) as soon as available and in any event not later than 15 days following the last day of each calendar month, an operating statement (on a cash basis) for such month reflecting all cash income and expenses (including reserves) with respect to the operation of the Property, certified by the chief financial officer of Borrower to be true and correct;

                  (b) as soon as available and in any event not later than 45 days following the last day of each of the first three quarters of each Fiscal Year, (i) financial statements (i.e. a balance sheet, income statement and cash flow statement) for Borrower for such quarter, prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"), and (ii) an updated rent roll for the Property, each certified by the chief financial officer of Borrower to be true and correct;

                  (c) as soon as available and in any event not later than 90 days following the last day of each Fiscal Year,
(i) financial statements (i.e. a balance sheet, income statement and cash flow statement) for Borrower for such Fiscal Year, prepared in accordance with GAAP, and audited by an independent certified public accountant, (ii) financial statements (i.e. a balance sheet, income statement and cash flow statement) for each Guarantor for such Fiscal Year, accompanied by the certificate of the applicable Guarantor that such statements present fairly the financial position of such Guarantor as of the date thereof in conformity with GAAP, and (iii) an updated rent roll for the Property, certified by the chief financial officer of Borrower to be true and correct . . .

                  (m) Promptly upon receipt thereof, any audited financial information of any nature regarding Borrower, the Property or any Guarantor that becomes available."

           3.4 Section 9.1 of the Loan Agreement is amended to include the following additional subsection (p) at the end thereof:

                  "(p) Borrower fails to pay any payment of personal or property taxes affecting the Property as required by the Second Amended Chapter 11 Plan of Reorganization approved by the court in Borrower's Chapter 11 proceeding in the United States Bankruptcy Court, Central District of California, Case No. SA-91-41813 JW."

           3.5 Any remaining undisbursed Loan proceeds (if any) are cancelled, and Bank has no further obligation to make any advances under the Loan Documents.

           3.6 Borrower agrees that Bank's attorneys fees incurred in this transaction in the amount of $14,220.00 shall be deemed protective advances and added to the principal balance of the Loan (and shall bear interest and be payable in the same manner as other principal owing under the Note and shall be secured by the Deed of Trust).

           3.7 Borrower shall pay to Bank, within five days following the Effective Date, a principal payment on the Note equal to: (i) the number of monthly installments that accrued on the Note during the period from the Plan Confirmation Date (as defined in Section 7.1 below) through the Effective Date; multiplied by (ii) the amount of the new monthly Note installment (as determined on the Effective Date pursuant to this Agreement) less the amount of the monthly Note installment immediately prior to such adjustment.

           3.8 The Deed of Trust is modified to secure payment and performance of the Loan as amended to date, in addition to all other "Secured Obligations" as therein defined.

      4. One-Time Right To Have Loan Documents Assumed By Purchaser Of The Property. Notwithstanding anything in the Loan Documents to the contrary, it shall be an "Event of Default" under the Loan Documents if, without complying with the provisions of this Section, any of the following events occur:
(i) Any sale, contract to sell (unless conditioned upon compliance with this Section), conveyance, encumbrance, or other transfer of all or any part of or any interest in the Property, whether voluntary, involuntary, by operation of law or otherwise;
(ii) If Borrower is a corporation, any transfer or transfers of shares which, in the aggregate, constitute more than 50% of the voting power of Borrower (excluding, however, any publicly held shares if Borrower is a publicly held corporation); (iii) If Borrower is a partnership, any transfer or transfers of partnership interests which directly or indirectly, in the aggregate, constitute more than 50% of the partnership interests in Borrower; or (iv) If Borrower is any other form of entity, any transfer or transfers of ownership interests which directly or indirectly, in the aggregate, constitute more than 50% of the ownership interests in Borrower. Notwithstanding the above, The Centennial Group, Inc., a Delaware corporation ("The Centennial Group"), and only The Centennial Group, may have the Loan Documents assumed by a bona fide third party purchaser of the Property one time only, provided that each of the following conditions are satisfied prior to or concurrently with the transfer of the Property to such purchaser:

           4.1 Bank shall receive a loan assumption fee equal to one percent (1%) of the loan balance outstanding as of the date of assumption. Such fee is independent of and in addition to any cost reimbursement to Bank required in connection with the assumption.

           4.2 No Event of Default, or event or condition that with the giving of notice or the passage of time would become an Event of Default, then exists.

           4.3 Bank shall have approved, in its good faith discretion, the creditworthiness, real estate experience and management ability (and any other factors deemed material by Bank) of the proposed purchaser in accordance with then applicable laws, regulations, underwriting criteria and internal Bank policies and guidelines. Without limiting the generality of the foregoing, Bank may require the proposed purchaser to
(i) demonstrate its financial capacity to service the debt being assumed, (ii) demonstrate that neither it (nor its principals) have ever filed (or had filed against them with cause) any bankruptcy or other similar proceeding or lost any property by foreclosure or deed in lieu of foreclosure, (iii) provide banking references demonstrating positive banking relationships, and
(iv) demonstrate that the operation of shopping centers is part of its ordinary course of business.

           4.4 The proposed purchaser must acquire title to the Property concurrently with the assumption of the Loan Documents.

           4.5 The assumption must be effected by documentation prepared by Bank. Such documentation may include appropriate amendments to the Loan Documents and an environmental indemnity on Bank's then standard form. Bank must receive such assurance, including any applicable title policy endorsements required by Bank, as Bank may require that the lien and priority of its Deed of Trust will not be affected by the assumption.

           4.6 Bank shall receive reimbursement for its actual costs incurred in connection with the assumption (including attorneys fees, title and recording costs, appraisal fees and any other costs, and allocated in-house costs).

           4.7 At the time the Loan Documents are assumed, at least 80% of the rentable square footage within the shopping center situated on the Property must be occupied by tenants under bona fide written leases entered into in accordance with the provisions of the Loan Agreement. Bank may disregard any leases that are then in default.

           4.8 At the time the Loan Documents are assumed, the Property shall have a minimum annualized "Debt Coverage Ratio" (as defined below) of 1.40:1.00. As used in this Section, "Debt Coverage Ratio" shall mean the ratio of (i) net operating income produced from the operation of the Property on an annualized cash basis, to (ii) debt service owing on the Loan on an annualized basis. Bank shall reasonably determine the "Debt Coverage Ratio" based on an annualization of the monthly cash operating statements provided by The Centennial Group to Bank as provided in Section 3.5 above. Bank may disregard any leases that are then in default.

           4.10 At the time the Loan Documents are assumed, the ratio of (i) the then total outstanding amount of the Loan to
(ii) the then current market value of the Property shall not exceed 75% (the "Maximum Loan-to-Value Ratio"). For purposes of this Section, Bank may obtain at The Centennial Group's expense a current (i.e. within six months of the date of assumption of the Loan Documents) appraisal by an independent MAI certified appraiser. Such appraisal shall determine the then current market value of the Property using a methodology which
(i) conforms to then-current regulatory requirements, (ii) is considered by Bank to be reasonable and appropriate under the circumstances, and (iii) takes into account then-current market conditions, including vacancy factors, discount rates, and rental rates and concessions.

Provided that all of the above conditions are satisfied or waived by Bank in writing in its sole discretion, at such time as the assumption of the Loan Documents by the proposed purchaser becomes final and effective, The Centennial Group and Guarantors will be released from further personal liability with respect to the repayment of the Note. The one time right to have the Loan Documents assumed in this Section is personal to The Centennial Group and shall terminate after such right is exercised by The Centennial Group.

      5. Future Default. In the event that Borrower subsequently defaults on its obligations under the Note, the Deed of Trust or any of the Loan Documents, Bank shall be entitled to record a notice of default (or, if appropriate, to continue its foreclosure of any prior recorded notice of default) and accelerate the entire unpaid indebtedness and/or exercise such other remedies as are available under the Loan Documents or Arizona law. In the event of such a default, Borrower and Guarantors each agree that: (i) Bank may obtain emergency relief from the Bankruptcy court upon 24 hours' telephonic notice to the Borrower and counsel for the Borrower to proceed with the enforcement of the foregoing remedies; (ii) Borrowers and Guarantor will not oppose the relief described in the preceding clause (i) or any motion for relief from automatic stay filed by Bank in connection with the Bankruptcy or any subsequent bankruptcy proceeding filed by any of them with respect to the Property; and (iii) Borrower and Guarantors will not attempt to file any action to enjoin a foreclosure sale of the Property by Bank including pursuant to, among other things, Bankruptcy Code
Section 105 in connection with the Bankruptcy or any subsequent bankruptcy proceeding.

      6. Waivers and Releases. Borrower and Guarantors (collectively, the "Waiving Parties") hereby knowingly make the following acknowledgments, agreements, waivers and releases to and for the benefit of Bank and the other entities and persons described below:

           6.1 Each of the Waiving Parties, on behalf of itself and all partnerships, corporations and other entities which it controls or in which it has an interest (the "Non-Bank Affiliates"), hereby releases and forever discharges Bank and its affiliates, agents, employees, officers, representatives, attorneys, predecessors, successors and assigns (collectively, the "Bank Affiliates") of and from any and all claims, demands and cause or causes of action of any nature whatsoever, whether known or unknown, fixed or contingent, matured or unmatured, or otherwise now existing or hereafter arising out of, related to or connected with any transactions between Bank (and/or the Bank Affiliates) and the Waiving Parties (and/or the Non-Bank Affiliates), or any of them, arising from or related to the Bankruptcy, the Loan and/or the Loan Documents (or any of them), including without limitation any and all claims, demands and cause or causes of action arising out of, related to or connected with Bank's (or any Bank Affiliate's) negotiation, execution, performance, enforcement of, or acts or omissions with respect to the Bankruptcy, the Loan and/or the Loan Documents (or any of them). Each of the Waiving Parties represents and warrants that it has not heretofore sold, assigned, hypothecated or otherwise transferred to any third party any rights or interests in or to any such claims, demands or causes of action.

           6.2 Each of the Waiving Parties acknowledges that it may have claims against Bank and/or some or all of the Bank Affiliates of which it has no knowledge at the time of the execution of this Agreement. Each of the Waiving Parties further acknowledges and agrees that the release set forth in this
Section is specifically intended to and does extend to any and all claims and causes of action in any way based upon, connected with, or related to the Bankruptcy, the Loan and/or the Loan Documents (or any of them) or any other dealings between the parties, whether known or unknown, claimed or suspected.

      7. Conditions Precedent; Effective Date. This Agreement shall become effective on the date (the "Effective Date") that Bank records a short form of this Agreement in the Official Records. Bank shall have no obligation to record the short form of this Agreement unless and until all of the following conditions have been satisfied on or before May 1, 1994, at Borrower's sole cost and expense in a manner acceptable to Bank (or waived by Bank in writing) in the exercise of Bank's sole judgement:

           7.1 The order of the Bankruptcy court confirming the Second Amended Plan has been entered, and the applicable time period for appeal thereof has expired with no appeal having been filed or with any appeal having been mooted so that the order is final and non-appealable (the "Plan Confirmation Date").

           7.2 Bank shall have received such assurance as Bank may require that the validity and priority of the Deed of Trust has not been and will not be impaired by this Agreement or the transactions contemplated by it, including CLTA Endorsement No.
110.5 to be attached to Title Policy No. 901941 dated
September 14, 1989, issued by First American Title Insurance
Company.

           7.3 Bank shall have received fully executed and, where appropriate, acknowledged originals of this Agreement, the short form of this Agreement and any other documents which Bank may require or request in accordance with this Agreement or the other Loan Documents, including without limitation a UCC-1 Financing Statement and fixture filing executed by Borrower with respect to the Property and a corporate resolution of Borrower authorizing this transaction.

           7.4 The short form of this Agreement shall have been recorded in the Official Records of La Paz County, Arizona, in addition to all other documents which Bank may require to be recorded.

           7.5 Bank shall have received reimbursement, in immediately available funds, of all costs incurred by Bank in connection with this Agreement for title policy endorsements, recording, filing and escrow charges.

           7.6 Each of the Guarantors shall have provided to Bank financial statements (i.e. balance sheet, income statement and statement of changes in financial condition) reasonably acceptable to Bank and prepared within six months prior to the date of this Agreement. Further, Bank shall have received copies of the most recent trust agreements and amendments of those Guarantors that are trusts.

           7.7 All accrued interest owing under the Note (in accordance with the terms of the Note prior to its modification by this Agreement, without regard to the Maturity Date) shall be paid through the Effective Date of this Agreement.

           7.8 The $78,573.50 payment required by the Second Amended Plan to be made to La Paz County for personal property taxes for the tax year January 1, 1993 through December 31, 1993 shall have been paid by Borrower from the funds held (in the amount of approximately $110,000.00) in an impound account as a reserve for the payment of La Paz County taxes. The balance of the funds in such account (approximately $31,000.00) shall be held in such account and applied by Borrower to the first installment owing under the Second Amended Plan for delinquent personal property taxes which becomes due on December 10, 1994).


      8. Borrower's Representations and Warranties. Borrower represents and warrants to Bank as follows:

           8.1 Loan Documents. This transaction has been duly authorized by Borrower and the individuals executing this Agreement and any other documents executed in connection with this Agreement have the power and authority and are duly authorized to execute such documents and bind Borrower. All representations and warranties made and given by Borrower in this Agreement and any and all documents executed in connection with this Agreement are true, accurate and correct.

           8.2 No Default. Except as described in Recital F to this Agreement or below in this Section, no Event of Default has occurred and is continuing, and no event has occurred and is continuing which, with notice or the passage of time or both, would be an Event of Default. Borrower has disclosed to Bank that: (i) Borrower is in default in the payment of personal or property taxes owing to La Paz County, and that the repayment of such delinquency has been provided for in the Second Amended
Plan; and (ii) Ground Lessor has informed Borrower that Ground Lessor has alleged certain defaults under the Ground Lease relating to (aa) the alleged failure of Borrower to obtain Ground Lessor's consent to certain leases affecting the Property and
(bb) that the sale of water from stores on the Property may violate the Ground Lease. The giving of such disclosures to Bank shall not in any manner waive or affect any rights or remedies that Bank has under the Loan Documents or the Attornment
Agreement with respect thereto (except that the Bank has consented to the payment schedule set forth in the Second Amended Plan for delinquent personal property taxes owing to La Paz County).

           8.3 Property. Borrower lawfully possesses and holds title to all of the Property which is a ground leasehold interest in real property, and the Deed of Trust is a first and prior lien on that property. Borrower owns all of the Property which is personal property free and clear of any reservations of title and conditional sales contracts, and also of any security interests other than the Deed of Trust, which is a first and prior lien on such property. There is no financing statement affecting any Property on file in any public office except for financing statements in favor of Bank.

           8.4 Borrowing Entity. Borrower continues to be a corporation which is duly organized and validly existing under the laws of the State of Delaware and qualified to do business in the State of California, and there have been no changes in the formation documents of Borrower since the inception of the Loan. Borrower is a publicly held corporation and no one person or entity currently holds more than 15% of the outstanding shares of Borrower.

      9. Incorporation. This Agreement shall form a part of each Loan Document, and all references to a given Loan Document shall mean that document as hereby modified.

      10. No Prejudice; Reservation of Rights. This Agreement shall not prejudice any rights or remedies of Bank under the Loan Documents. Bank reserves, without limitation, all rights which it has against any indemnitor, guarantor, or endorser of the Note.

      11. No Impairment. Except as specifically hereby amended, the Loan Documents shall each remain unaffected by this Agreement and all such documents shall remain in full force and effect. Nothing in this Agreement shall impair the lien of the Deed of Trust, which as hereby amended shall remain one deed of trust with one power of sale, creating a first lien encumbering the Property.

      12. Purpose and Effect of Bank's Approval. Bank's approval of any matter in connection with the Loan shall be for the sole purpose of protecting Bank's security and rights. No such approval shall result in a waiver of any default of Borrower (except that the approval by La Paz County and the Bankruptcy court of the payment schedule for delinquent personal property taxes set forth in the Second Amended Plan shall cure Borrower's existing default with respect to the nonpayment of such taxes).
In no event shall Bank's approval be a representation of any kind with regard to the matter being approved.

      13. Disclosure to Title Company. Without notice to or the consent of Borrower, Bank may disclose to any title insurance company which insures any interest of Bank under the Deed of Trust (whether as primary insurer, coinsurer or reinsurer) any information, data or material in Bank's possession relating to Borrower, the Loan, the Improvements or the Property.

      14.  Integration.  The Loan Documents, including this
Agreement: (a) integrate all the terms and conditions mentioned in or incidental to the Loan Documents; (b) supersede all oral negotiations and prior and other writings with respect to their subject matter; and (c) are intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in those documents and as the complete and exclusive statement of the terms agreed to by the parties. If there is any conflict between the terms, conditions and provisions of this Agreement and those of any other agreement or instrument, including any of the other Loan Documents, the terms, conditions and provisions of this Agreement shall prevail.

      15. Miscellaneous. This Agreement and any attached consents or exhibits requiring signatures may be executed in counterparts, and all counterparts shall constitute but one and the same document. If any court of competent jurisdiction determines any provision of this Agreement or any of the other Loan Documents to be invalid, illegal or unenforceable, that portion shall be deemed severed from the rest, which shall remain in full force and effect as though the invalid, illegal or unenforceable portion had never been a part of the Loan Documents. This Agreement shall be governed by the laws of the State of Arizona, without regard to the choice of law rules of that State. As used here, the word "include(s)" means "includes(s), without limitation," and the word "including" means "including, but not limited to."


THE CENTENNIAL GROUP, INC.,
a Delaware corporation


By: ____________________________
Name: __________________________
Title: _________________________


By: ____________________________
Name: __________________________
Title: _________________________


BANK OF AMERICA NATIONAL TRUST
 AND SAVINGS ASSOCIATION,
a national banking association,
successor by merger to Security
Pacific National Bank


By: ____________________________
Name: __________________________
Title: _________________________


By: ____________________________
Name: __________________________
Title: _________________________
















































                          GUARANTOR'S CONSENT


      This Guarantor's Consent (this "Consent") is attached to that certain Fourth Modification Agreement (Long Form) dated as of February __, 1994 (the "Modification Agreement"), between The Centennial Group, Inc., a Delaware corporation, and Bank of America National Trust and Savings Association. All capitalized terms used in this Consent that are not defined herein shall have the same meanings given to such terms in the Modification Agreement. Ronald R. White, an individual ("RRW"), John B. Joseph, an individual ("JBJ"), Centennial Capital, Inc., a California corporation ("Centennial Capital"), Ronald R. White, Trustee of the Ronald R. White Family Trust established pursuant to that certain Agreement Establishing the Ronald R. White Family Trust dated February 17, 1978 (the "RRW Trust"), and John B. Joseph, Trustee of the John B. Joseph Family Trust established pursuant to that certain Agreement Establishing the John B. Joseph Family Trust dated November 17, 1975 (the "JBJ Trust") (collectively, "Guarantors"), each executed the Guaranty referred to in the Modification Agreement which guaranties the Loan.

      RRW and JBJ have represented to Bank that due to changes they have previously made to the RRW Trust and the JBJ Trust, respectively, and the substitution of new trustees for such trusts over which they have no control, they cannot obtain the signatures of such trusts to this Consent.

      RRW and JBJ (for themselves individually and on behalf of the RRW Trust and the JBJ Trust, respectively, as trustors of such trusts and otherwise to the extent that they may have authority to bind such trusts), and Centennial Capital, each having read and understood the foregoing provisions of the Modification Agreement, each hereby:

           (a) consents to all of the terms and provisions of the Modification Agreement;

           (b) agrees that the Modification Agreement does not terminate any of the obligations of the undersigned to Bank under the Guaranty, and that the Guaranty extends to the Loan Documents as modified by the Modification Agreement;

           (c) consent to not obtaining the signatures of the RRW Trust and JBJ Trust to this Consent, and agree that the Bank did not intend to and has not waived or released any obligations of the RRW Trust and the JBJ Trust under the Guaranty; and

           (d) joins in and agrees to the provisions of Sections 4 (Future Default), 5 (Waivers and Releases) and 3.3
(Financial Statements) of the Agreement, all of which Sections are incorporated herein by this reference.


           Further RRW and JBJ represent to the Bank that the Modification Agreement does not release the RRW Trust and the JBJ
Trust from any obligations under the Guaranty.

           Each Guarantor has been advised to, and has had the opportunity to, consult with counsel regarding this document, and has executed this document with full knowledge of the consequences hereof. Nothing contained herein shall constitute a waiver of Bank's right to modify the Note or any other Loan Document without the consent of the undersigned or any Guarantors who have not signed this Consent.

Dated:  February __, 1994


_________________________________
RONALD R. WHITE, an individual



_________________________________
JOHN B. JOSEPH, an individual



CENTENNIAL CAPITAL, INC., a California corporation


By: ____________________________
Name: __________________________
Title: _________________________


By: ____________________________
Name: __________________________
Title: _________________________


















                      CONSENT OF GROUND LESSOR AND
                       SECRETARY OF THE INTERIOR

      This Consent of Ground Lessor and Secretary of the Interior (this "Consent") is attached to that certain Fourth Modification Agreement (Long Form) dated as of February __, 1994 (the "Modification Agreement"), between The Centennial Group, Inc., a Delaware corporation ("Original Tenant"), and Bank of America National Trust and Savings Association, successor by merger to Security Pacific National Bank.

      Colorado River Indian Tribes ("Ground Lessor") and Borrower are the current landlord and tenant, respectively, under that certain Master Lease No. B-526-CR, which has been modified by written amendments dated December 28, 1979, April 11, 1980 and February 6, 1981, and by an Assignment of Lease dated January 17, 1980 (pursuant to which Borrower became the tenant under the Lease) (collectively, the "Lease"). Ground Lessor, the Secretary of the Department of the Interior (the "Secretary") and Original Borrower previously executed an Attornment Agreement dated
May 31, 1982, in favor of Security Pacific National Bank (the "Attornment Agreement"). The Attornment Agreement was recorded on September 15, 1982, in Docket 1298, Page 554 in the Official Records, and filed on September 28, 1982 as No. 603-21-79 in the Southwest Title Plant, Bureau of Indian Affairs in Albuquerque, New Mexico.

      The undersigned Ground Lessor and Secretary each hereby (i) consent to and approve of the attached Modification Agreement, and (ii) agree that the changes to the Loan Documents evidenced by the Modification Agreement shall in no way detract from or otherwise affect the obligations of the Ground Lessor and Secretary under the Attornment Agreement.

Dated:  February __, 1994

SECRETARY OF THE DEPARTMENT OF THE INTERIOR


By  _____________________________
    Superintendent,
    Colorado River Indian Agency


COLORADO RIVER INDIAN TRIBES


By  _____________________________
___________________, Chairman


By  _____________________________
__________________, Secretary


                              EXHIBIT "3"

          EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO ASSUME


CONTRACTING PARTY:                   TYPE OF CONTRACT/LEASE:


CAL OLSON GOLF COURSE ARCHITECTURE   GOLF COURSE ARCHITECTURE
3070 BRISTOL STREET, SUITE 460       SERVICES
COSTA MESA, CA 92626                 NORTHPOINTE ESTATES

DE LA VERGNE & MCMURTRY              CONTRACT FOR LEGAL SERVICES
1730 I STREET, SUITE 260
SACRAMENTO, CA 95814

CITY OF FOLSOM                       VARIOUS AGREEMENTS WITH CITY
PHIL MERING, CITY ATTORNEY           ENVIRONMENTAL IMPACT REPORT    50
NATOMAS STREET                       AND OTHER MATTERS RELATED
FOLSOM, CA 95630                     - ALDER CREEK


CHARLES G. PETERSON &                CONTRACT FOR SALE 15 ACRES
  WILLIAM O. PERRY                   OF LAND AND RELATED
C/O CHARLES G. PETERSON              AGREEMENTS. ALDER CREEK DEBTOR
FOLSOM LAKE FORD                     IS SELLER.
9479 MADISON AVE.
FOLSOM, CA 95630

CHARLES G. PETERSON &                CONTRACT FOR SALE 1 ACRE OF
  WILLIAM O. PERRY                   LAND.  ALDER CREEK DEBTOR
C/O CHARLES G. PETERSON              IS SELLER.
FOLSOM LAKE FORD
9479 MADISON AVE.
FOLSOM, CA 95630

SACRAMENTO COUNTY REGIONAL           REIMBURSEMENT AGREEMENT
SANITATION DISTRICT                  NORTH NATOMAS
9660 ECOLOGY LANE
SACRAMENTO, CA 95827

RECLAMATION DISTRICT 1000            INTERIM AGREEMENT
1633 GARDEN HIGHWAY                  NORTH NATOMAS DRAINAGE
SACRAMENTO, CA 95833                 AGREEMENT TRUXEL 75

CITY OF SACRAMENTO                   DEVELOPMENT AGREEMENT
915 I STREET                         NORTHPOINTE ESTATES
ROOM 203
SACRAMENTO, CA 95814

CITY OF SACRAMENTO                   DEVELOPMENT AGREEMENT
915 I STREET                         GATEWAY 5 WEST
ROOM 203
SACRAMENTO, CA 95814

CITY OF SACRAMENTO                   DEVELOPMENT AGREEMENT
915 I STREET                         TRUXEL 75
ROOM 203
SACRAMENTO, CA 95814

SOUTHERN CALIFORNIA WATER COMPANY    REIMBURSEMENT AGREEMENT
3625 WEST SUTTER ST.                 CORDOVA RETAIL CENTER
P.O. BOX 76893
LOS ANGELES, CA 90076

630 E. FOOTHILL
SAN DIMAS, CA 91773

SCHOW DEVELOPMENT                    SALE COMMISSION AGREEMENT ON
P.O. BOX 22517                       DEBTOR'S ALDER CREEK PROPERTY
FLAGSTAFF, AZ 86002
ATTN: BRENT SCHOW

TARGET                               LETTER OF INTENT TO PURCHASE -
33 SOUTH SIXTH STREET                LAGUNA.  DEBTOR IS SELLER.
P.O. BOX 1392
MINNEAPOLIS, MN 55940-1392

CENTENNIAL PROPERTIES, INC.          PROPERTY MANAGEMENT CONTRACT
282 SOUTH ANITA DRIVE                ON DEBTOR'S 282 ANITA DRIVE
                                     ORANGE, CA 92668  PROPERTY

CENTENNIAL PROPERTIES, INC.          PROPERTY MANAGEMENT CONTRACT
282 SOUTH ANITA DRIVE                ON DEBTOR'S CORDOVA RETAIL
ORANGE, CA 92668                     CENTER PROPERTY

WALKER SWEEPING                      SWEEPING SERVICE
P.O. BOX 445                         CORDOVA RETAIL CENTER
                                     FOLSOM, CA 95630

ARROW LANDSCAPE                      LANDSCAPE SERVICE
P.O. BOX 2516                        CORDOVA RETAIL CENTER
                                     FAIR OAKS, CA 95628

SACRAMENTO CONTROL SYSTEMS           FIRE ALARM SERVICE
11249 SUNCO DRIVE, SUITE 3           CORDOVA RETAIL CENTER
                                     RANCHO CORDOVA, CA 95742

CLEAN IMPRESSIONS                    JANITORIAL SERVICE
7109 HATFIELD COURT                  CORDOVA RETAIL CENTER
                                     CITRUS HEIGHTS, CA 95610

DEVELOPERS INSURANCE COMPANY         INDEMNIFICATION AGREEMENT -
17780 FITCH                          PERFORMANCE BONDS
IRVINE, CA 92714                     DEBTOR IS INDEMNIFIER.

FIRST INTERSTATE BANK                REGISTRAR & TRANSFER AGENT
707 WILSHIRE BLVD.                   AGREEMENT
LOS ANGELES, CA 90017

TRI-AD ACTUARIES, INC.               FLEX PLAN ADMINISTRATION
411 S. IVY ST.                       AGREEMENT
ESCONDIDO, CA 92033

EMPLOYEES, OFFICERS & DIRECTORS      INDEMNIFICATION AGREEMENT PER
THE CENTENNIAL GROUP, INC.           BYLAWS AND CERTIFICATE OF
282 S. ANITA DR.                     INCORPORATION.   DEBTOR IS
ORANGE, CA 92668                     INDEMNIFIER.

RONALD R. WHITE                      INDEMNIFICATION AGREEMENT.
282 S. ANITA DRIVE                   DEBTOR IS INDEMNIFIER.
                                     ORANGE, CA 92668

JOHN B. JOSEPH                       INDEMNIFICATION AGREEMENT.
282 S. ANITA DR.                     DEBTOR IS INDEMNIFIER.
                                     ORANGE, CA 92668

RONALD R. WHITE & JOHN B. JOSEPH     STOCK PRICE PERFORMANCE
282 S. ANITA DR.                     AGREEMENT
ORANGE, CA 92668

EMPLOYEES, OFFICERS & DIRECTORS      STOCK OPTION AGREEMENT
THE CENTENNIAL GROUP, INC.
282 S. ANITA DR.
ORANGE, CA 92668

LEWIS HOMES OF CALIFORNIA            RIGHT OF FIRST OFFER.
1156 N. MOUNTAIN AVE.                DEBTOR HOLDS RIGHT OF FIRST
                                     OFFER.
UPLAND, CA 91785

BEACHCOMBERS LOCKER                  COMMERCIAL LEASE.
P.O. BOX 3046                        MOOVALYA PLAZA
PARKER, AZ 85344                     DEBTOR IS LESSOR.

49'ER PIZZA                          COMMERCIAL LEASE.
155 W. RIVERSIDE DRIVE               MOOVALYA PLAZA
PARKER, AZ 85344                     DEBTOR IS LESSOR.

FASHION CROSSROADS                   COMMERCIAL LEASE.
950 GARDEN CREST                     MOOVALYA PLAZA
KINGMAN, AZ 86401                    DEBTOR IS LESSOR.

KORNER LAUNDROMAT                    COMMERCIAL LEASE.
143 W. RIVERSIDE DRIVE               MOOVALYA PLAZA
PARKER, AZ 85344                     DEBTOR IS LESSOR.

PARKER OFFICE SUPPLY                 COMMERCIAL LEASE.
139 RIVERSIDE DRIVE                  MOOVALYA PLAZA
PARKER, AZ 85344                     DEBTOR IS LESSOR.

RIVER RAGS                           COMMERCIAL LEASE.
125 RIVERSIDE DRIVE                  MOOVALYA PLAZA
PARKER, AZ 85344                     DEBTOR IS LESSOR.

VIDEO PLUS                           COMMERCIAL LEASE.
145 W. RIVERSIDE DRIVE               MOOVALYA PLAZA
PARKER, AZ 85344                     DEBTOR IS LESSOR.

3M NATIONAL ADV.                     LEASE FOR ADVERTISING.
2050 W. FREMONT ST.                  ALDER CREEK
STOCKTON, CA 95203                   DEBTOR IS LESSOR.

AHMAD A. SHEHADEH                    LEASE OF RETAIL SPACE.
99 CENT VIDEO                        CORDOVA RETAIL CENTER
1555 RIVER PARK DRIVE, SUITE 250     DEBTOR IS LESSOR.
SACRAMENTO, CA 95815

DOI V. NGUYEN & HUNG V. LE           LEASE OF RETAIL SPACE.
ASIA GARDEN                          CORDOVA RETAIL CENTER
11088 OLSON DRIVE                    DEBTOR IS LESSOR.
                                     RANCHO CORDOVA, CA 95670

DAVID MIRYABIANEH                    LEASE OF RETAIL SPACE.
SUPERB BURGER                        CORDOVA RETAIL CENTER
8169 WALNUT HILL WAY                 DEBTOR IS LESSOR.
FAIR OAKS, CA 95628

FREEWAY PARTNERSHIP                  LAND LEASE.
817 N. BROADWAY, #D                  282 S. ANITA DRIVE
SANTA ANA, CA 92701                  DEBTOR IS LESSEE.

CITICORP NORTH AMERICA               EQUIPMENT LEASE.
P.O. BOX 7247-0150                   COPY MACHINE
PHILADELPHIA, PA 19170-0150          DEBTOR IS LESSEE.

MARINE NATIONAL BANK                 LETTER OF CREDIT
18401 VON KARMAN AVENUE
IRVINE, CA  92715